                                                                    Exhibit 10.1

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            SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2003

                                      AMONG

                QUEST DIAGNOSTICS RECEIVABLES INC., AS BORROWER,

              QUEST DIAGNOSTICS INCORPORATED, AS INITIAL SERVICER,

                      BLUE RIDGE ASSET FUNDING CORPORATION,

                      LA FAYETTE ASSET SECURITIZATION LLC,

                       JUPITER SECURITIZATION CORPORATION,

                        CREDIT LYONNAIS NEW YORK BRANCH,
                      INDIVIDUALLY AND AS LA FAYETTE AGENT,

                                  BANK ONE, NA,
                       INDIVIDUALLY AND AS JUPITER AGENT,

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
          INDIVIDUALLY, AS BLUE RIDGE AGENT AND AS ADMINISTRATIVE AGENT

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



                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I - THE CREDIT............................................................................................2

         Section 1.1 The Facility.................................................................................2
         Section 1.2 Funding Mechanics; Liquidity Fundings........................................................3
         Section 1.3 Interest Rates...............................................................................4
         Section 1.4 Payment Dates; Absence of Notes to Evidence Loans............................................5
         Section 1.5 Prepayments..................................................................................5
         Section 1.6 Reductions in Aggregate Commitment...........................................................6
         Section 1.7 Requests for Increases in Aggregate Commitment...............................................6
         Section 1.8 Extension of the Scheduled Termination Date..................................................7
         Section 1.9 Distribution of Certain Notices; Notification of Interest Rates..............................8

ARTICLE II - BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS................................................8

         Section 2.1 Method of Borrowing..........................................................................8
         Section 2.2 Selection of CP Tranche Periods and Interest Periods.........................................8
         Section 2.3 Computation of Concentration Limits and Unpaid Net Balance...................................9
         Section 2.4 Maximum Interest Rate.......................................................................10
         Section 2.5 Payments and Computations, Etc..............................................................10
                  (a) Payments...................................................................................10
                  (b) Late Payments..............................................................................10
                  (c) Method of Computation......................................................................10
                  (d) Avoidance or Rescission of Payments........................................................10
         Section 2.6 Non-Receipt of Funds by the Co-Agents.......................................................10

ARTICLE III - SETTLEMENTS........................................................................................11

         Section 3.1 Reporting...................................................................................11
                  (a) Monthly Reports............................................................................11
                  (b) Weekly Reports; Right to Request Cash Collateral Payment...................................11
                  (c) Interest; Other Amounts Due................................................................11
         Section 3.2 Turnover of Collections.....................................................................11
         Section 3.3 Non-Distribution of Servicer's Fee..........................................................13
         Section 3.4 Deemed Collections..........................................................................13

ARTICLE IV - FEES AND YIELD PROTECTION...........................................................................14

         Section 4.1 Fees........................................................................................14
         Section 4.2 Yield Protection............................................................................14
         Section 4.3 Funding Losses..............................................................................16

ARTICLE V - CONDITIONS OF ADVANCES...............................................................................17

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
         Section 5.1 Conditions Precedent to Restructuring Effectiveness.........................................17
         Section 5.2 Conditions Precedent to All Advances........................................................18

ARTICLE VI - REPRESENTATIONS AND WARRANTIES......................................................................19

         Section 6.1 Representations and Warranties of Loan Parties..............................................19
                  (a) Ownership of the Borrower..................................................................19
                  (b) Existence; Due Qualification; Permits......................................................19
                  (c) Action.....................................................................................19
                  (d) Absence of Default.........................................................................19
                  (e) Noncontravention...........................................................................20
                  (f) No Proceedings.............................................................................20
                  (g) Taxes......................................................................................21
                  (h) Government Approvals.......................................................................21
                  (i) Financial Statements and Absence of Certain Material Adverse Changes.......................21
                  (j) Nature of Receivables......................................................................22
                  (k) Margin Regulations.........................................................................22
                  (l) Quality of Title...........................................................................22
                  (m) Accurate Reports...........................................................................23
                  (n) Jurisdiction of Organization; Offices......................................................23
                  (o) Collection Accounts........................................................................23
                  (p) Eligible Receivables.......................................................................24
                  (q) ERISA......................................................................................24
                  (r) Names......................................................................................24
                  (s) Credit and Collection Policy...............................................................24
                  (t) Payments to Applicable Originator..........................................................24
                  (u) Investment Company Act; Public Utility Holding Company Act; Other Restrictions.............25
                  (v) Borrowing Base; Solvency...................................................................25
                  (z) Specified Government Receivables...........................................................25

ARTICLE VII - GENERAL COVENANTS OF LOAN PARTIES..................................................................25

         Section 7.1 Affirmative Covenants of Loan Parties.......................................................25
                  (a) Compliance With Laws, Etc..................................................................25
                  (b) Preservation of Existence..................................................................25
                  (c) Audits.....................................................................................25
                  (d) Keeping of Records and Books of Account....................................................26
                  (e) Performance and Compliance with Receivables, Invoices and Contracts........................26
                  (f) Jurisdiction of Organization; Location of Records..........................................26
                  (g) Credit and Collection Policies.............................................................26
                  (h) Sale Agreement.............................................................................26
                  (i) Collections................................................................................26
                  (j) Further Assurances.........................................................................27

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



         Section 7.2 Reporting Requirements of Loan Parties......................................................27
                  (a) Quarterly Financial Statements.............................................................27
                  (b) Annual Financial Statements................................................................28
                  (c) Reports to SEC and Exchanges...............................................................28
                  (d) ERISA......................................................................................28
                  (e) Events of Default, etc.....................................................................28
                  (f) Litigation.................................................................................28
                  (g) Reviews of Receivables.....................................................................28
                  (h) Change in Business or Credit and Collection Policy.........................................28
                  (i) Downgrade..................................................................................28
                  (j) Other......................................................................................29
         Section 7.3 Negative Covenants of Loan Parties..........................................................29
                  (a) Sales, Liens, Etc..........................................................................29
                  (b) Extension or Amendment of Receivables......................................................29
                  (c) Change in Business or Credit and Collection Policy.........................................29
                  (d) Change in Payment Instructions to Obligors.................................................29
                  (e) Deposits to Accounts.......................................................................29
                  (f) Changes to Other Documents.................................................................30
                  (g) Restricted Payments by the Borrower........................................................30
                  (h) Borrower Indebtedness......................................................................30
                  (i) Prohibition on Additional Negative Pledges.................................................30
                  (j) Name Change, Offices, Records and Books of Accounts........................................30
                  (k) Mergers, Consolidations and Acquisitions...................................................30
                  (l) Disposition of Receivables and Related Assets..............................................31
                  (m) Borrowing Base.............................................................................31
         Section 7.4 Separate Existence of the Borrower..........................................................31

ARTICLE VIII - ADMINISTRATION AND COLLECTION.....................................................................33

         Section 8.1 Designation of Servicer.....................................................................33
                  (a) Quest Diagnostics as Initial Servicer......................................................33
                  (b) Successor Notice; Servicer Transfer Events.................................................33
                  (c) Subcontracts...............................................................................34
                  (d) Expense Indemnity after a Servicer Transfer Event..........................................34
         Section 8.2 Duties of Servicer..........................................................................34
                  (a) Appointment; Duties in General.............................................................34
                  (b) Segregation of Collections.................................................................34
                  (c) Modification of Receivables................................................................35
                  (d) Documents and Records......................................................................35
                  (e) Certain Duties to the Borrower.............................................................35
                  (f) Termination................................................................................35
                  (g) Power of Attorney..........................................................................35
         Section 8.3 Rights of the Administrative Agent..........................................................35
                  (a) Notice to Obligors.........................................................................35
                  (b) Notice to Lockbox Banks....................................................................35
                  (c) Rights on Servicer Transfer Event..........................................................36
         Section 8.4 Responsibilities of Loan Parties............................................................36

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
                  (a) Contracts..................................................................................36
                  (b) Limitation of Liability....................................................................36
         Section 8.5 Further Action Evidencing the Security Interest.............................................37
                  (a) Further Assurances.........................................................................37
                  (b) Additional Financing Statements; Continuation Statements;
                           Performance by Administrative Agent...................................................37
         Section 8.6 Application of Collections..................................................................37

ARTICLE IX - SECURITY INTEREST...................................................................................37

         Section 9.1 Grant of Security Interest..................................................................38
         Section 9.2 Termination after Final Payout Date.........................................................38
         Section 9.3 Limitation on Rights to Collateral Proceeds.................................................38

ARTICLE X - EVENTS OF DEFAULT....................................................................................38

         Section 10.1 Events of Default..........................................................................38
         Section 10.2 Remedies...................................................................................41
                  (a) Optional Acceleration......................................................................41
                  (b) Automatic Acceleration.....................................................................41
                  (c) Additional Remedies........................................................................41

ARTICLE XI - THE AGENTS..........................................................................................41

         Section 11.1 Appointment................................................................................41
         Section 11.2 Delegation of Duties.......................................................................42
         Section 11.3 Exculpatory Provisions.....................................................................42
         Section 11.4 Reliance by Agents.........................................................................43
         Section 11.5 Notice of Events of Default................................................................43
         Section 11.6 Non-Reliance on Agents and Other Lenders...................................................43
         Section 11.7 Indemnification of Agents..................................................................44
         Section 11.8 Agents in their Individual Capacities......................................................44
         Section 11.9 [Reserved].................................................................................44
         Section 11.10 Conflict Waivers..........................................................................44
         Section 11.11 UCC Filings...............................................................................45

ARTICLE XII - ASSIGNMENTS AND PARTICIPATIONS.....................................................................45

         Section 12.1 Restrictions on Assignments, etc...........................................................45
         Section 12.2 Rights of Assignees and Participants.......................................................46
         Section 12.3 Terms and Evidence of Assignment...........................................................47

ARTICLE XIII - INDEMNIFICATION...................................................................................47

         Section 13.1 Indemnities by the Borrower................................................................47
                  (a) General Indemnity..........................................................................47
                  (b) Contest of Tax Claim; After-Tax Basis......................................................49
                  (c) Contribution...............................................................................49

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
         Section 13.2 Indemnities by Servicer....................................................................50

ARTICLE XIV - MISCELLANEOUS......................................................................................50

         Section 14.1 Amendments, Etc............................................................................50
         Section 14.2 Notices, Etc...............................................................................51
         Section 14.3 No Waiver; Remedies........................................................................51
         Section 14.4 Binding Effect; Survival...................................................................51
         Section 14.5 Costs, Expenses and Stamp Taxes............................................................52
         Section 14.6 No Proceedings.............................................................................52
         Section 14.7 Confidentiality of Borrower Information....................................................53
         Section 14.8 Confidentiality of Program Information.....................................................54
                  (a) Confidential Information...................................................................54
                  (b) Availability of Confidential Information...................................................54
                  (c) Legal Compulsion to Disclose...............................................................54
                  (d) Not a Tax Shelter..........................................................................55
                  (e) Survival...................................................................................55
         Section 14.9 Captions and Cross References..............................................................55
         Section 14.10 Integration...............................................................................55
         Section 14.11 Governing Law.............................................................................55
         Section 14.12 Waiver Of Jury Trial......................................................................55
         Section 14.13 Consent To Jurisdiction; Waiver Of Immunities.............................................56
         Section 14.14 Business Associate Agreement; Health Care Data Privacy and Security Requirements..........56
                  (a) Definitions................................................................................56
                  (b) Privacy....................................................................................56
                  (c) Security...................................................................................57
                  (d) Benefit....................................................................................57
                  (e) Mitigation.................................................................................57
                  (f) Amendment..................................................................................58
                  (g) Survival...................................................................................58
                  (h) Interpretation.............................................................................58
                  (i) Several Liability of Business Associates...................................................58
         Section 14.15 Execution in Counterparts.................................................................58
         Section 14.16 No Recourse Against Other Parties.........................................................58


                             Exhibits and Schedules

         ANNEX A:                   DEFINITIONS..................................................................63
         EXHIBIT A:                 FORM OF COLLECTION ACCOUNT AGREEMENT.........................................92
         EXHIBIT 2.1:               FORM OF BORROWING REQUEST....................................................96
         EXHIBIT 2.1:               FORM OF BORROWING REQUEST....................................................96
         EXHIBIT 3.1(a):            FORM OF MONTHLY REPORT.......................................................99
         EXHIBIT 3.1(b):            FORM OF WEEKLY REPORT.......................................................103
         EXHIBIT 5.1(h):            SUBSTANCE OF CORPORATE/UCC OPINIONS.........................................104

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
         SCHEDULE 6.1(n):           FEDERAL TAXPAYER ID NUMBER, CHIEF
                                       EXECUTIVE OFFICE, PRINCIPAL PLACE(S) OF BUSINESS AND
                                       OTHER RECORDS LOCATION(S)................................................106
         SCHEDULE 6.1(o):           LOCKBOXES AND ASSOCIATED ACCOUNTS...........................................107
         SCHEDULE 14.2:             NOTICE ADDRESSES AND WIRE TRANSFER INFORMATION..............................115

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

            SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT is entered into as of September 30, 2003, by and among:

         (1) QUEST DIAGNOSTICS RECEIVABLES INC., a Delaware corporation (together with its successors and permitted assigns, the "Borrower"),

         (2) QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (together with its successors, "Quest Diagnostics"), as initial servicer hereunder (in such capacity, together with any successor servicer or sub-servicer appointed pursuant to Section 8.1, the "Servicer"),

         (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors, "Blue Ridge"), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as a Liquidity Bank to Blue Ridge (together with its successors, "Wachovia" and together with Blue Ridge, the "Blue Ridge Group"),

         (4) LA FAYETTE ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, "La Fayette"), and Credit Lyonnais New York Branch, in its capacity as a Liquidity Bank to La Fayette (together with its successors, "CLNY" and together with La Fayette, the "La Fayette Group"),

         (5) JUPITER SECURITIZATION CORPORATION, a Delaware corporation (together with its successors, "Jupiter" and, together with Blue Ridge and La Fayette, the "Conduits"), and BANK ONE, NA, in its capacity as a Liquidity Bank to Jupiter (together with its successors, "Bank One" and together with Jupiter, the "Jupiter Group"),

         (6) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Blue Ridge Group (together with its successors in such capacity, the "Blue Ridge Agent" or a "Co-Agent"), Credit Lyonnais New York Branch, in its capacity as agent for the La Fayette Group (together with its successors in such capacity, the "La Fayette Agent" or a "Co-Agent"), and BANK ONE, NA, in its capacity as agent for the Jupiter Group (together with its successors in such capacity, the "Jupiter Agent" or a "Co-Agent"), and

         (7) WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Blue Ridge Group, the La Fayette Group, the Jupiter Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the "Administrative Agent" and together with each of the Co-Agents, the "Agents"), with respect to that certain Amended and Restated Credit and Security Agreement dated as of September 28, 2001 by and among the Borrower, Quest Diagnostics as Servicer, Blue Ridge,

Wachovia, La Fayette, CLNY, the Blue Ridge Agent, the La Fayette Agent and the Administrative Agent, as amended from time to time prior to the date hereof (the "Existing Agreement").

         Unless otherwise indicated, capitalized terms used in this Agreement are defined in Annex A.

                              W I T N E S S E T H :

         WHEREAS, the Borrower is a wholly-owned direct subsidiary of Quest Diagnostics;

         WHEREAS, Quest Diagnostics and certain of its Subsidiaries as Originators and the Borrower have entered into the Sale Agreement pursuant to which each of the Originators has (i) sold and/or contributed, and hereafter will sell to the Borrower, all of such Originator's right, title and interest in and to its private accounts receivable and certain related rights and (ii) pledged to the Borrower and its assigns certain non-assignable contracts related thereto;

         WHEREAS, the Borrower, the Blue Ridge Group and the La Fayette Group are party to the Existing Agreement pursuant to which each of Blue Ridge and La Fayette has been making revolving loans to the Borrower from time to time secured by the Collateral, and Quest Diagnostics is acting as the initial Servicer for the Collateral; and

         WHEREAS, the Jupiter Group also wishes to make revolving loans to the Borrower from time to time secured by the Collateral and accordingly, the parties have agreed to amend and restate the Existing Agreement to add the members of the Jupiter Group as Lenders.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree that the Existing Agreement is hereby amended and restated in its entirety as set forth herein:

                                    ARTICLE I
                                   THE CREDIT

         Section 1.1 The Facility. On the terms and subject to the conditions set forth in this Agreement, the Borrower (or the Servicer on the Borrower's behalf) may from time to time during the Revolving Period request Advances by delivering a Borrowing Request to the Co-Agents in accordance with Section 2.1. Upon receipt of a copy of each Borrowing Request from the Borrower or Servicer, each of the Co-Agents shall determine whether its Conduit will fund a Loan in an amount equal to the portion of the requested Advance specified in such Borrowing Request, and

         (a) in the event that Blue Ridge elects not to make any such Loan to the Borrower, the Blue Ridge Agent shall promptly notify the Borrower and, unless the Borrower cancels its Borrowing Request, each of the Liquidity Banks of Blue Ridge severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of Blue Ridge's and its Liquidity Banks' Loans at any one time outstanding exceed the lesser of (i) the aggregate amount of the Blue Ridge Liquidity Banks' Commitments, and (ii) Blue Ridge's Percentage of the Borrowing Base (such lesser amount, the "Blue Ridge Allocation Limit");

         (b) in the event that La Fayette elects not to make any such Loan to the Borrower, the La Fayette Agent shall promptly notify the Borrower and, unless the Borrower cancels its Borrowing Request, each of the Liquidity Banks of La Fayette severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of La Fayette's and its Liquidity Banks' Loans at any one time outstanding exceed the lesser of (i) the aggregate amount of the La Fayette Liquidity Banks' Commitments, and (ii) La Fayette's Percentage of the Borrowing Base (such lesser amount, the "La Fayette Allocation Limit"); and

         (c) in the event that Jupiter elects not to make any such Loan to the Borrower, the Jupiter Agent shall promptly notify the Borrower and, unless the Borrower cancels its Borrowing Request, each of the Liquidity Banks of Jupiter severally agrees to make its Ratable Share of such Loan to the Borrower, on the terms and subject to the conditions hereof, provided that at no time may the aggregate principal amount of Jupiter's and its Liquidity Banks' Loans at any one time outstanding exceed the lesser of (i) the aggregate amount of the Jupiter Liquidity Banks' Commitments, and (ii) Jupiter's Percentage of the Borrowing Base (such lesser amount, the "Jupiter Allocation Limit");

Each Loan shall be in the minimum amount of $1,000,000 or a larger integral multiple of $500,000. In no event may the aggregate principal amount of the Advances hereunder exceed the lesser of (x) the Aggregate Commitment, or (y) the Borrowing Base. Each Liquidity Bank's Commitment under this Agreement shall terminate on the earlier to occur of such Liquidity Bank's Scheduled Termination Date and the Termination Date. Each of the Loans, and all other Obligations of the Borrower, shall be secured by the Collateral as provided in Article IX.

         Section 1.2 Funding Mechanics; Liquidity Fundings.

         (a) Each Advance hereunder shall consist of Loans made by (i) La Fayette and/or its Liquidity Banks, and/or (ii) Blue Ridge and/or its Liquidity Banks, and/or (iii) Jupiter and/or its Liquidity Banks, and which (except for any Advance which does not increase the aggregate principal amount of the Loans outstanding) shall be made in such proportions by each Group such that, after giving effect thereto, the aggregate outstanding principal balance of the Loans outstanding from each Group shall be in proportion to such Group's Percentage of the aggregate outstanding principal balance of all Advances then outstanding hereunder. Any Advance which does not increase the aggregate principal amount outstanding may be funded solely by one or more of the members of a single Group.

         (b) Each Lender funding any Loan (or portion thereof) shall wire transfer the principal amount thereof to its applicable Co-Agent in immediately available funds not later than 12:00 noon (New York City time) on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, such Co-Agent shall wire transfer such funds to the account specified by the Borrower in its Borrowing Request not later than 2:00 p.m. (New York City time) on such Borrowing Date.

         (c) While it is the intent of each of the Conduits to fund its respective Loans through the issuance of Commercial Paper Notes, the parties acknowledge that if any of the Conduits is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund all or any portion of its Loans at a CP Rate, or is unable to repay such Commercial Paper Notes upon the maturity thereof, such Conduit may sell all or any portion of its Loans (or interests therein) to its Liquidity Banks at any time pursuant to its Liquidity Agreement to finance or refinance the necessary portion of its Loans through a Liquidity Funding to the extent available. The Liquidity Fundings may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Article II. In addition, the parties acknowledge that Commercial Paper Notes are issued at a discount and at varying discount rates; accordingly, it may not be possible for all CP Rate Loans to be made in amounts precisely equal to the amounts specified in a Borrowing Request. Regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein, each Liquidity Bank participating in a Liquidity Funding shall have the rights of a "Lender" hereunder with the same force and effect as if it had directly made a Loan to the Borrower in the amount of its Liquidity Funding.

         (d) Nothing herein shall be deemed to commit any Lender to make CP Rate Loans.

         Section 1.3 Interest Rates.

         (a) Each CP Rate Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the CP Tranche Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such CP Tranche Period at the applicable CP Rate. On the 5th Business Day immediately preceding each Settlement Date, each of Jupiter and Blue Ridge shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify the Borrower of its aggregate amount of such CP Costs which shall be payable on such Settlement Date.

         (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the applicable Eurodollar Rate (Reserve Adjusted) for such Interest Period plus (ii) the Applicable Percentage per annum.

         (c) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on Alternate Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

         (d) Notwithstanding anything to the contrary contained in Sections 1.3(a), (b) or (c), upon the occurrence of an Event of Default, and during the continuance thereof, all Obligations shall bear interest, payable upon demand, at the Default Rate.

         (e) Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business

Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         Section 1.4 Payment Dates; Absence of Notes to Evidence Loans.

         (a) The Borrower promises to pay the principal of each CP Rate Loan on the last day of its CP Tranche Period.

         (b) The Borrower promises to pay the principal of each Eurodollar Loan on the last day of its Interest Period.

         (c) The Borrower promises to pay the principal of each Alternate Base Rate Loan on or before the earliest to occur of (i) the Termination Date, (ii) the applicable Liquidity Bank's Scheduled Termination Date, and (iii) the refinancing of such Loan with a CP Rate Loan or a Eurodollar Rate Loan.

         (d) The Borrower promises to pay all accrued and unpaid interest on each Loan on its applicable Interest Payment Date.

         (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Upon request of the Borrower, such Lender's Co-Agent or the Administrative Agent, such Lender will confirm the outstanding principal balances of its Loans and the amount of any accrued and unpaid interest thereon. The entries maintained in the accounts maintained pursuant to this Section shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         Section 1.5 Prepayments. Subject, in the case of CP Rate Loans and Eurodollar Loans, to the funding indemnification provisions of Section 4.3:

         (a) The Borrower may from time to time voluntarily prepay, without penalty or premium, all outstanding Advances, or, in a minimum aggregate amount of $2,000,000 (or a larger integral multiple of $1,000,000), any portion of the outstanding Advances by written notice to the Co-Agents (each, a "Prepayment Notice") given within the Required Notice Period; provided that each such prepayment of principal is accompanied by a payment of all accrued and unpaid interest on the amount prepaid, together with all amounts (if any) due under
Section 4.3, and except as provided in Sections 1.8(c) and Section 14.1(c) and in the definitions of "Approved Amendment" and "Termination Date," is made between the Groups in such proportions so that after giving effect thereto, the aggregate outstanding principal balance of the Loans outstanding from each Group shall be in proportion to such Group's Percentage of the aggregate outstanding principal balance of all Advances then outstanding hereunder.

         (b) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the Blue Ridge Group exceeds the Blue Ridge Allocation Limit, or the aggregate principal amount of the Loans outstanding from Blue Ridge exceeds the Blue Ridge Liquidity Banks' Liquidity Commitments divided by 102%, the Borrower shall prepay such Loans by wire transfer to the Blue Ridge Agent received not later than 12:00 noon (New York City time) on the first Business Day thereafter of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.

         (c) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the La Fayette Group exceeds the La Fayette Allocation Limit, or the aggregate principal amount of the Loans outstanding from La Fayette exceeds the La Fayette Liquidity Banks' aggregate Liquidity Commitments divided by 102%, the Borrower shall prepay such Loans by wire transfer to the La Fayette Agent received not later than 12:00 noon (New York City time) on the first Business Day thereafter of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.

         (d) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the Jupiter Group exceeds the Jupiter Allocation Limit, or the aggregate principal amount of the Loans outstanding from Jupiter exceeds the Jupiter Liquidity Banks' aggregate Liquidity Commitments divided by 102%, the Borrower shall prepay such Loans by wire transfer to the Jupiter Agent received not later than 12:00 noon (New York City time) on the first Business Day thereafter of an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid.

         (e) Upon receipt of any wire transfer pursuant to Section 1.5(a), (b),
(c) or (d), the applicable Co-Agent shall wire transfer to each of its Constituent Lenders their respective shares thereof not later than 1:00 p.m. (New York City time) on the date when received. Any prepayment required pursuant to Section 1.5(b), (c) or (d) shall be applied first, to the ratable reduction of the applicable Group's Alternate Base Rate Loans outstanding, second, to the ratable reduction of the applicable Group's Eurodollar Loans outstanding, and lastly, to the reduction of the applicable Group's CP Rate Loans selected by the Borrower (or the Servicer, on the Borrower's behalf).

         Section 1.6 Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or ratably between the Groups in part, in a minimum amount of $10,000,000 (or a larger integral multiple of $1,000,000), upon at least fifteen (15) Business Days' written notice to the Co-Agents (each, a "Commitment Reduction Notice"), which notice shall specify the aggregate amount of any such reduction and the Blue Ridge Liquidity Banks', the La Fayette Liquidity Banks' and the Jupiter Liquidity Banks' respective Percentages thereof, provided, however, that (a) the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances, and (b) the amount of the Aggregate Commitment may not be reduced below $100,000,000 unless the Aggregate Commitment is terminated in full. All accrued and unpaid fees shall be payable on the effective date of any termination of the Aggregate Commitment. Each Commitment Reduction Notice shall be irrevocable once delivered to the Co-Agents.

         Section 1.7 Requests for Increases in Aggregate Commitment. The Borrower may from time to time request increases in the Aggregate Commitment in a minimum amount of $10,000,000 (or a larger integral multiple of $1,000,000), upon at least 30 days' prior written notice to the Co-Agents, which notice shall specify the aggregate amount of and proposed effective date for any such requested increase as well as each Group's Percentage of the requested increase (each, a "Commitment Increase

Request"). If each Co-Agent agrees to the requested increase by notifying the Borrower in writing of their concurrence, such increase shall be made to the Commitments of the Blue Ridge Liquidity Banks, the La Fayette Liquidity Banks and the Jupiter Liquidity Banks, ratably in accordance with their respective Percentages and Ratable Shares as of the effective date specified in the Commitment Increase Request. If any Co-Agent declines such request, the other Co-Agents may elect to increase the Commitments of their Constituent Liquidity Banks by all or any portion of the entire amount requested, in which case the Percentages shall be adjusted to reflect such increase on the effective date specified in the Commitment Increase Request. If no Co-Agent agrees to such increase, the amount of the Aggregate Commitment shall remain unchanged.

         Section 1.8 Extension of the Scheduled Termination Date.

         (a) Provided that no Unmatured Default or Event of Default exists and is continuing, the Borrower may request one or more Liquidity Bank(s) to extend its Scheduled Termination Date by submitting a request for an extension (each, an "Extension Request") to the Co-Agents no more than 210 days prior to each such Liquidity Bank's respective Scheduled Termination Date then in effect (it being understood that no such request may be made with respect to CLNY's Scheduled Termination Date more than 90 days prior to such Liquidity Bank's existing Scheduled Termination Date). Each Extension Request must specify the new Scheduled Termination Date requested by the Borrower for such Liquidity Bank(s) and the date (which must be at least 30 days after the Extension Request is delivered to the Co-Agents and, in the case of CLNY, not more than 60 days prior to their respective existing Scheduled Termination Dates) as of which the applicable Liquidity Bank(s) must respond to the Extension Request (the "Response Date"). The new Scheduled Termination Date for each applicable Liquidity Bank shall be no more than 364 days after its existing Scheduled Termination Date, including such existing Scheduled Termination Date as one of the days in the calculation of the days elapsed, and the extension of the Scheduled Termination Date shall not become effective until the existing Scheduled Termination Date.

         (b) Promptly upon receipt of an Extension Request, the Blue Ridge Agent shall notify the Blue Ridge Group of the contents thereof and shall request each applicable Blue Ridge Liquidity Bank to approve such Extension Request, the La Fayette Agent shall notify the La Fayette Group of the contents thereof and shall request each applicable La Fayette Liquidity Bank to approve such Extension Request, and the Jupiter Agent shall notify the Jupiter Group of the contents thereof and shall request each applicable Jupiter Liquidity Bank to approve such Extension Request. Each applicable Liquidity Bank approving such Extension Request shall deliver its written approval to its Co-Agent no later than the Response Date, whereupon such Co-Agent shall notify the other Co-Agents and the Borrower within one Business Day thereafter as to which (if any) of such Co-Agent's applicable Constituent Liquidity Banks have approved such Extension Request subject to their receipt of their applicable Extension Fee.

         (c) If any applicable Liquidity Bank does not approve the Extension Request, its Co-Agent shall promptly notify its Conduit, the other Co-Agents and the Borrower of such fact, and the Borrower shall have the right to (i) require such Non-Approving Lender to assign all, but not less than all, of its Commitment and outstanding Obligations by entering into written assignments with one or more Eligible Assignees not later than the 5th Business Day prior to such Non-Approving Lender's existing Scheduled Termination Date, or (ii) to pay in full of all Obligations (if any) owing to such Non-Approving Lender and terminate its Commitment no later than such Non-Approving Lender's existing Scheduled Termination Date. Each assignment pursuant to clause (i) above to an Eligible Assignee (which may include a Constituent of the other Co-Agent) shall become effective on the existing Scheduled Termination Date and, subject to receipt of payment in full on such existing Scheduled Termination Date for all Obligations, if any, owing to such Non-Approving Lender, such Non-Approving Lender shall make each such requested assignment; provided that any expenses or other amounts which would be owing to such Non-Approving Lender pursuant to any indemnification provision hereof shall be payable by the Borrower as if the Borrower had prepaid the Loans of the assigning Lenders rather than such assigning Lenders having assigned their respective interests hereunder. If no assignment of a Non-Approving Lender's Commitment to an Eligible Assignee is executed by the 5th Business Day prior to its existing Scheduled Termination Date, the Scheduled Termination Date for all Lenders shall remain unchanged. If all applicable Liquidity Banks approve an Extension Request by the Response Date, the Scheduled Termination Date specified in such Extension Request shall become effective on such Response Date as to the approving Liquidity Banks provided they each receive payment of their respective Extension Fees, and each of the Co-Agents shall promptly notify the Borrower and the other Co-Agent of the applicable Liquidity Banks' new Scheduled Termination Date.

         Section 1.9 Distribution of Certain Notices; Notification of Interest Rates. Promptly after receipt thereof, the Blue Ridge Agent will notify the Blue Ridge Group, the La Fayette Agent will notify the La Fayette Group, and the Jupiter Agent will notify the Jupiter Group, of the contents of each Monthly Report, Weekly Report, Borrowing Request, Extension Request, Commitment Reduction Notice, Prepayment Notice, Commitment Increase Request or notice of default received by it from the Borrower or the Servicer hereunder. In addition, each of the Co-Agents shall promptly notify its Constituent Lenders and the Borrower of each determination of and change in Interest Rates.

                                   ARTICLE II
              BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS

         Section 2.1 Method of Borrowing. The Borrower (or the Servicer, on the Borrower's behalf) shall give the Co-Agents irrevocable notice in the form of
Exhibit 2.1 hereto (each, a "Borrowing Request") not later than 12:00 noon (New York City time) at least two (2) Business Days before the Borrowing Date of each Advance. On each Borrowing Date, each applicable Lender shall make available its Loan or Loans in immediately available funds to its Co-Agent by wire transfer of such amount received not later than 1:00 p.m. (New York City time). Subject to its receipt of such wire transfers, each Co-Agent will wire transfer the funds so received from its Constituent Lenders to the Borrower at the account specified in its Borrowing Request not later than 2:00 p.m. (New York City time) on the applicable Borrowing Date. Unless each of the Co-Agents in its sole discretion shall otherwise agree, not more than one (1) Borrowing Date shall occur in any calendar week.

         Section 2.2 Selection of CP Tranche Periods and Interest Periods.

         (a) Except upon the occurrence and during the continuance of an Event of Default, the Borrower (or the Servicer, on the Borrower's behalf) in its Borrowing Request may request CP Tranche Periods from time to time to apply to La Fayette's CP Rate Loans; provided, however, that (i) at any time while La Fayette has CP Rate Loans outstanding, at least one CP Tranche Period of La Fayette shall mature on each Settlement Date and (ii) no CP Tranche Period of La Fayette may extend beyond the latest Scheduled Termination Date of any La Fayette Liquidity Bank. In addition to the foregoing, except upon the occurrence and during the continuance of an Event of Default, the Borrower (or the Servicer, on the Borrower's behalf) in its Borrowing Request may request Interest Periods from time to time to apply to the Eurodollar Loans; provided, however, that (x) at any time while any Lender has Eurodollar Loans outstanding, at least one Interest Period of such Lender shall mature on each Settlement Date and (y) no Interest Period of any Lender which began prior to its Scheduled Termination Date shall extend beyond such Scheduled Termination Date.

         (b) While the La Fayette Agent will use reasonable efforts to accommodate the Borrower's or the Servicer's requests for CP Tranche Periods except during the continuance of an Event of Default, the La Fayette Agent shall have the right to subdivide any requested CP Rate Loan into one or more CP Rate Loans of different CP Tranche Periods, or, if the requested period is not feasible, to suggest an alternative CP Tranche Period. While each of the Co-Agents will use reasonable efforts to accommodate the Borrower's or the Servicer's requests for Interest Periods for Eurodollar Loans except during the continuance of an Event of Default, each of the Co-Agents shall have the right to subdivide any requested Eurodollar Loan into one or more Eurodollar Loans with different Interest Periods, or, if the requested period is not feasible, to suggest an alternative Interest Period. Notwithstanding the foregoing, not less than $1,000,000 of principal may be allocated to any CP Tranche Period or Interest Period of any Lender, and no Alternate Base Rate Loan may have a principal amount of less than $1,000,000.

         (c) The Borrower (or the Servicer, on the Borrower's behalf) may not request an Interest Period for a Eurodollar Loan unless it shall have given each of the applicable Co-Agent(s) written notice of its desire therefor not later than 12:00 noon (New York City time) at least three (3) Business Days prior to the first day of the desired Interest Period. Accordingly, all Liquidity Fundings shall initially be Alternate Base Rate Loans.

         (d) Unless each Co-Agent shall have received written notice by 12:00 noon (New York City time) on the Required Day prior to the last day of a CP Tranche Period that the Borrower intends to reduce the aggregate principal amount of the CP Rate Loans outstanding, each of the Co-Agents and the Conduits shall be entitled to assume that the Borrower desires to refinance the principal and interest of each maturing CP Rate Loan on the last day of its CP Tranche Period with new CP Rate Loans having substantially similar CP Tranche Periods; provided, however, that the Borrower shall remain liable to pay in cash any portion of the principal or interest on the maturing CP Rate Loan when due to the extent that the applicable Conduit cannot issue Commercial Paper Notes or avail itself of a Liquidity Funding, in either case, in the precise amount necessary to refinance the maturing CP Rate Loan and the accrued and unpaid interest thereon.

         (e) Unless the Co-Agents shall have received written notice by 12:00 noon (New York City time) on the third (3rd) Business Day prior to the last day of an Interest Period that the Borrower intends to reduce the aggregate principal amount of the Eurodollar Loans outstanding from the Liquidity Banks, each of the Liquidity Banks shall be entitled to assume that the Borrower desires to refinance its maturing Eurodollar Loans on the last day of such Interest Period with Alternate Base Rate Loans.

         Section 2.3 Computation of Concentration Limits and Unpaid Net Balance. The Obligor Concentration Limits and the aggregate Unpaid Net Balance of Receivables of each Obligor and its

Affiliated Obligors (if any) shall be calculated as if each such Obligor and its Affiliated Obligors were one Obligor.

         Section 2.4 Maximum Interest Rate. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         Section 2.5 Payments and Computations, Etc.

         (a) Payments. All amounts to be paid or deposited by the Borrower or the Servicer (on the Borrower's behalf) to any of the Agents or Lenders (other than amounts payable under Section 4.2) shall be paid by wire transfer of immediately available funds received not later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the applicable Co-Agent at its address specified in Schedule 14.2, and, to the extent such payment is for the account of any Lender, the applicable Co-Agent shall promptly disburse such funds to the appropriate Lender(s) in its Group.

         (b) Late Payments. To the extent permitted by law, upon demand, the Borrower or the Servicer (on the Borrower's behalf), as applicable, shall pay to the applicable Co-Agent for the account of each Person in its Group to whom payment of any Obligation is due, interest on all amounts not paid or deposited by 1:00 p.m. (New York City time) on the date when due (without taking into account any applicable grace period) at the Default Rate.

         (c) Method of Computation. All computations of interest at the Alternate Base Rate or the Default Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days (including the first day but excluding the last day) elapsed. All other computations of interest, and all computations of Servicer's Fee, any per annum fees payable under Section 4.1 and any other per annum fees payable by the Borrower to the Lenders, the Servicer or any of the Agents under the Loan Documents shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

         (d) Avoidance or Rescission of Payments. To the maximum extent permitted by applicable law, no payment of any Obligation shall be considered to have been paid if at any time such payment is rescinded or must be returned for any reason.

         Section 2.6 Non-Receipt of Funds by the Co Agents. Unless a Lender notifies its Co-Agent prior to the date and time on which it is scheduled to fund a Loan that it does not intend to fund, such Co-Agent may assume that such funding will be made and may, but shall not be obligated to, make the amount of such Loan available to the intended recipient in reliance upon such assumption. If such Lender has not in fact funded its Loan proceeds to the applicable Co-Agent, the recipient of such payment shall, on demand by such Co-Agent, repay to such Co-Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Co-Agent until the date such Co-Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

                                   ARTICLE III
                                   SETTLEMENTS

         Section 3.1 Reporting.

         (a) Monthly Reports. Not later than the Monthly Reporting Date in each calendar month hereafter, the Servicer shall deliver to each of the Co-Agents, a Monthly Report accompanied by an electronic file in a form reasonably satisfactory to each of the Co-Agents; provided, however, that if an Unmatured Default or an Event of Default shall exist and be continuing, each of the Co-Agents may request that a computation of the Borrowing Base also be made on a date that is not a Monthly Reporting Date and, so long as such request is not made on or within 5 Business Days prior to the last day of any calendar month, the Servicer agrees to provide such computation within 3 Business Days after such request.

         (b) Weekly Reports; Right to Request Cash Collateral Payment. Not later than each Weekly Reporting Date, the Servicer shall deliver to each of the Co-Agents, a Weekly Report of the dollar amount of cash collections and the number of requisitions, in each case, for the second preceding week (the "Report Week"). If the dollar amount of cash Collections or the number of requisitions for the Report Week is less than 50% of the arithmetic average of the corresponding figures for the four immediately preceding Report Weeks, upon request of any of the Co-Agents, the Servicer shall provide a written computation of the Cash Collateral Payment within 3 Business Days after such request.

         (c) Interest; Other Amounts Due. At or before 12:00 noon (New York City time) on the Business Day before each Settlement Date, each of the Co-Agents shall notify the Borrower and the Servicer of (i) the aggregate principal balance of all Loans that are then outstanding from its Constituents, and (ii) the aggregate amount of all principal, interest and fees that will be due and payable by the Borrower to such Co-Agent for the account of such Co-Agent or its Constituents on such Settlement Date.

         Section 3.2 Turnover of Collections. Without limiting any Agent's or Lender's recourse to the Borrower for payment of any and all Obligations:

         (a) If any Monthly Report reveals that a mandatory prepayment is required under Section 1.5(b) or (c), not later than the 12:00 noon (New York City time) on the next succeeding Settlement Date, the Servicer shall turn over to each applicable Co-Agent, for distribution to its Constituents, a portion of the Collections equal to the amount of such required mandatory prepayment;

         (b) If, on any Settlement Date, any Loans are to be voluntarily prepaid in accordance with Section 1.5(a), or if the aggregate principal amount of the Advances outstanding is to be reduced, the Servicer shall turn over to each of the Co-Agents, for distribution to its Constituents, a portion of the Collections equal to the Groups' respective Percentages of the aggregate amount of such voluntary prepayment or reduction; and

         (c) In addition to, but without duplication of, the foregoing, on (i) each Settlement Date and (ii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration or otherwise) and, in the case of principal, has not been reborrowed pursuant to Section 1.1, the Servicer shall turn over to each of the Co-Agents, for distribution to their respective Constituents, the Groups' respective Percentages of a portion of the Collections equal to the aggregate amount of all other Obligations that are due and owing on such date. If the Collections and proceeds of new Loans are insufficient to make all payments required under clauses (a), (b) and (c) and to pay the Servicer's Fees and, if applicable, all expenses due and owing to any replacement Servicer under Section 8.1(d) (all of the foregoing, collectively, the "Required Amounts") and the Borrower has made any Demand Advances, the Borrower shall make demand upon Quest Diagnostics for payment of the Demand Advances in an amount equal to the lesser of the Required Amounts or the aggregate outstanding principal balance of such Demand Advances (plus any accrued and unpaid interest thereon) and, upon receipt of any such amounts, the Borrower shall pay them to each of the Co-Agents, ratably in accordance with their respective Groups' Percentages, for distribution in accordance with this Section 3.2.

         (d) If the aggregate amount of Collections and payments on Demand Advances received by the Co-Agents on any Settlement Date are insufficient to pay all Required Amounts, the aggregate amount received shall be applied to the items specified in the subclauses below, in the order of priority of such subclauses:

               (i) to any accrued and unpaid interest on the Loans that is then due and owing, including any previously accrued interest which was not paid on its applicable due date;

               (ii) if the Servicer is not the Borrower or an Affiliate thereof, to any accrued and unpaid Servicer's Fee that is then due and owing to such Servicer, together with any invoiced expenses of the Servicer due and owing pursuant to Section 8.1(d);

               (iii) to the Facility Fee and the Usage Fee accrued during such Settlement Period, plus any previously accrued Facility Fee and Usage Fee not paid on a prior Settlement Date;

               (iv) to the payment of the principal of any Loans that are then due and owing;

               (v) to other Obligations that are then due and owing;

               (vi) if the Servicer is the Borrower, Quest Diagnostics or one of their respective Affiliates, to the accrued and unpaid Servicer's Fee; and

               (vii) the balance, if any, to the Borrower.

         (e) If the Servicer is ever required to deliver a computation of the Cash Collateral Payment pursuant to Section 3.1(b), not later than one (1) Business Day after delivery of such computation, the Borrower shall pay to the applicable Co-Agent an amount equal to its Group's Percentage of the Cash Collateral Payment to be invested in Permitted

     Investments selected by such Co-Agent but held as Collateral for the Obligations until the next Settlement Date pending distribution in accordance with Section 3.2(d). If the Borrower lacks sufficient funds to make any such Cash Collateral Payment, in whole or in part, the Borrower shall make immediate demand upon Quest Diagnostics for payment of any Demand Advances that are then outstanding, and, upon receipt of any such shortfall amount, the Borrower shall pay each Group's Percentage of such shortfall amount to the applicable Co-Agent for deposit into a cash collateral account to be invested in Permitted Investments selected by the applicable Co-Agent but held as Collateral for the Obligations until the next Settlement Date pending distribution in accordance with Section 3.2(d).

         (f) In addition to, but without duplication of, the foregoing, on (i) each Settlement Date and (ii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration pursuant to Section 10.2(a) or 10.2(b) or otherwise), the Servicer shall turn over to each of the Co-Agents, for distribution to the Lenders, a portion of the Collections equal to the aggregate amount of all Obligations that are due and owing on such date.

         Section 3.3 Non-Distribution of Servicer's Fee. Each of the Agents and the other Secured Parties hereby consents to the retention by the Servicer of a portion of the Collections equal to the Servicer's Fee (and, if applicable, any invoiced expenses of such Servicer that are due and owing pursuant to Section 8.1(d)) so long as the Collections received by the Servicer are sufficient to pay all amounts pursuant to Section 3.2 of a higher priority as specified in such Section.

         Section 3.4 Deemed Collections. If as of the last day of any Settlement
Period:

         (a) the outstanding aggregate balance of the Net Receivables as reflected in the preceding Monthly Report (net of any positive adjustments) has been reduced for any of the following reasons:

         (i) as a result of any rejected services, any cash discount or any other adjustment by the applicable Originator or any Affiliate thereof (regardless of whether the same is treated by such Originator or Affiliate as a write-off), or as a result of any surcharge or other governmental or regulatory action, or

         (ii) as a result of any setoff or breach of the underlying agreement in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

         (iii) on account of the obligation of the applicable Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

         (iv) the Unpaid Net Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

         (b) any of the representations or warranties of the Borrower set forth in Section 6.1(j), (l) or (p) was not true when made with respect to any Receivable, or any of the representations or warranties of the Borrower set forth in Section 6.1(l) is no longer true with respect to any Receivable, then, in such event, the Borrower shall be deemed to have received a Collection in an amount equal to (A) the amount of such reduction, cancellation or overstatement, in the case of the preceding clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv), and (B) in the full amount of the Unpaid Net Balance of such Receivable in the case of the preceding clause (b).

                                   ARTICLE IV
                            FEES AND YIELD PROTECTION

         Section 4.1 Fees. Quest Diagnostics or the Borrower, as applicable, shall pay to each of the Agents and the Lenders certain fees from time to time in amounts and payable on such dates as are set forth in the Fee Letters.

         Section 4.2 Yield Protection.

         (a) If any Regulatory Change occurring after the date hereof:

         (i) shall subject an Affected Party to any Tax, duty or other charge with respect to its Obligations or, as applicable, its Commitment or its Liquidity Commitment, or shall change the basis of taxation of payments to the Affected Party of any Obligations, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of its Obligations or, as applicable, its Commitment or its Liquidity Commitment except for (A) Taxes based on, or measured by, net income or net profits, or changes in the rate of Tax on or determined by reference to the overall net income or net profits, of such Affected Party imposed by the United States of America, by the jurisdiction in which such Affected Party's principal executive office and/or its applicable lending office is located and, if such Affected Party's principal executive office or its applicable lending office is not in the United States of America, by the jurisdiction where such Affected Party's principal office or applicable lending office is located, (B) franchise Taxes, Taxes on, or in the nature of, doing business Taxes or capital Taxes, or (C) withholding Taxes required for payments made to any foreign entity (other than withholding Taxes imposed by the United States as a result of a change in law after the date hereof and before such foreign entity issues its Commitment or Liquidity Commitment or becomes an assignee of a Lender hereunder), unless such foreign entity fails to deliver to each of the Co-Agents and the Borrower an accurate IRS Form W-8BEN or W-8ECI (or the applicable successor form), as applicable; or

         (ii) shall impose, modify or deem applicable any reserve that was not included in the computation of the applicable Interest Rate, or any special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

         (iii) shall affect the amount of capital required or expected to be maintained by any Affected Party; or

         (iv) shall impose any other condition affecting any Obligation owned or funded in whole or in part by any Affected Party, or its rights or obligations, if any, to make Loans or Liquidity Fundings; or

         (v) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be:

         (x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any Loan, any Liquidity Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) any of the Agents for continuing its or the Borrower's relationship with any Affected Party, in each case, in an amount deemed to be material by such Affected Party,

         (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

         (z) to reduce the rate of return on such Affected Party's capital as a consequence of its Commitment, its Liquidity Commitment or the Loans made by it to a level below that which such Affected Party could have achieved but for the occurrence of such circumstances, then, within thirty days after demand by such Affected Party (which demand shall be made not more than 90 days after the date on which the Affected Party becomes aware of such Regulatory Change and shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such actual additional cost, actual increased cost or actual reduction.

         (b) Each Affected Party will promptly notify the Borrower, the Administrative Agent and the applicable Co-Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation unless such notification is given more than 90 days after the Affected Party becomes aware of such Regulatory Change.

         (c) In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to the Borrower the above-referenced certificate as to such actual increased cost or actual reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Borrower.

         (d) Each of the Lenders agrees, and to require each Affected Party to agree that, with reasonable promptness after an officer of such Lender or such Affected Party responsible for administering the Transaction Documents becomes aware that it has become an Affected Party under this Section 4.2, is entitled to receive payments under this Section 4.2, or is or has become subject to U.S. withholding Taxes payable by any Loan Party in respect of its investment hereunder, it will, to the extent not inconsistent with any internal policy of such Person or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain its commitment or investment hereunder through another branch or office of such Affected Party, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would cause such Person to be an Affected Party under this Section 4.2 would cease to exist, or the additional amounts which would otherwise be required to be paid to such Person pursuant to this Section 4.2 would be reduced, or such withholding Taxes would be reduced, and if the making, funding or maintaining of such commitment or investment through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such commitment or investment or the interests of such Person; provided that such Person will not be obligated to utilize such other lending office pursuant to this Section 4.2 unless the Borrower agrees to pay all incremental expenses incurred by such Person as a result of utilizing such other office as described in clause (i) above.

         (e) If any Liquidity Bank (other than a Co-Agent) makes a claim for compensation under this Section 4.2, the Borrower may propose an Eligible Assignee to the applicable Co-Agent who is willing to accept an assignment of such Liquidity Bank's Commitment, Liquidity Commitment and outstanding Loans, together with each of its other rights and obligations under the Transaction Documents; provided that any expenses or other amounts which would be owing to such Liquidity Bank pursuant to any indemnification provision hereof (including, if applicable, Section 4.3) shall be payable by the Borrower as if the Borrower had prepaid the Loans of the assigning Lenders rather than such assigning Lenders having assigned their respective interests hereunder. If such proposed Eligible Assignee is acceptable to the applicable Co-Agent (who shall not unreasonably withhold or delay its approval), the claiming Liquidity Bank will be obligated to assign all of its rights and obligations to such proposed Eligible Assignee within ten (10) Business Days after such Co-Agent gives its consent to such proposed Eligible Assignee.

         Section 4.3 Funding Losses. In the event that any Lender shall actually incur any actual loss or expense (including any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or maintain any Loan or Liquidity Funding) as a result of
(i) any payment of principal with respect to such Lender's Loan or Liquidity Funding being made on any day other than the scheduled last day of an applicable CP Tranche Period or Interest Period with respect thereto, including, without limitation, because of a prepayment required by Section 1.5(b) or (c) (it being understood that the foregoing shall not apply to any Alternate Base Rate Loans), or (ii) any Loan not being made in accordance with a request therefor under
Section 2.1, then, upon written notice from the applicable Co-Agent to the Administrative Agent, the Borrower and the Servicer, the Borrower shall pay to the Servicer, and the Servicer shall pay to the applicable Co-Agent for the account of such Lender, the amount of such actual loss or expense; provided, however, that in the case of each of Blue Ridge and Jupiter, nothing in this
Section 4.3 shall duplicate any amount paid to it as Broken Funding Costs. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such actual loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Borrower and the Servicer.

                                    ARTICLE V
                             CONDITIONS OF ADVANCES

         Section 5.1 Conditions Precedent to Restructuring Effectiveness. Effectiveness of this Agreement shall be subject to the conditions precedent that on such date: (a) each of the statements contained in Sections 5.2(a), (b) and (c) shall be true, and (b) the Administrative Agent shall have received not less than two (2) originals (except in the case of item (xi) below) of each of the following documents dated the date hereof:

         (i) This Agreement, duly executed by the parties hereto;

         (ii) A certificate of the Secretary or Assistant Secretary of each Loan Party certifying (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Agents and the Lenders may conclusively rely until such time as the Administrative Agent shall receive from such Loan Party a revised certificate meeting the requirements of this subsection (ii)), (B) (x) an attached copy of the Organic Documents of such Loan Party, or (y) that there has been no change in the Organic Documents of such Loan Party since the date of the Existing Agreement, and (C) an attached copy of resolutions of such Loan Party's board of directors authorizing its execution and delivery of this Agreement;

         (iii) Either (A) a reliance letter from Shearman & Sterling authorizing each member of the Jupiter Group to rely on Shearman & Sterling's bankruptcy opinion dated July 21, 2000 delivered in connection with the Sale Agreement as though such opinion were dated the date hereof, or (B) new opinions dated the date hereof addressed to each of the Agents and the Lenders addressing (1) the existence of a "true sale" or "true contribution" of the Receivables from each of the Originators to the Borrower under the Sale Agreement, and (2) the inapplicability of the doctrine of substantive consolidation to the Borrower and each of the Originators in connection with any bankruptcy proceeding involving any of the Originators or the Borrower;

         (iv) One or more favorable opinions of counsel or reliance letters to Loan Parties covering the matters set forth in of Exhibit 5.1(h);

         (v) Copies in form suitable for filing of any and all financing statement amendments necessary to ensure that the Borrower continues to have a perfected ownership interest or perfected first priority security interest in the Receivables and Related Assets conveyed to it under the Sale Agreement and the Administrative Agent, for the benefit of the Secured Parties, continues to have a perfected first priority security interest in the Collateral hereunder;

         (vii) A Monthly Report, prepared as of the Cut-Off Date of August 31, 2003;

         (viii) The Jupiter Liquidity Agreement, in form and substance satisfactory to the Jupiter Agent, duly executed by the parties thereto, and an amendment to the Blue Ridge Liquidity Agreement, in form and substance satisfactory to the Blue Ridge Agent, duly executed by the parties thereto, reducing the Liquidity Commitments thereunder by $51,000,000;

         (ix) The Jupiter Fee Letter, together with payment of any and all fees due on or prior to the date hereof, the La Fayette Fee Letter and the Blue Ridge Fee Letter; and

         (x) A certificate of an Authorized Officer of each of the Loan Parties certifying that as of the date of the initial Advance, no Event of Default or Unmatured Event of Default exists and is continuing.

         Section 5.2 Conditions Precedent to All Advances. Each Advance (including the initial Advance under this Agreement) shall be subject to the further conditions precedent that on the applicable Borrowing Date, each of the following statements shall be true (and the Borrower, by accepting the amount of such Advances or by receiving the proceeds of any Loan comprising such Advance, and each other Loan Party, upon such acceptance or receipt by the Borrower, shall be deemed to have certified that):

         (a) the representations and warranties contained in Section 6.1 are correct in all respects on and as of the date of such Advance as though made on and as of such day and shall be deemed to have been made on such day,

         (b) no event has occurred and is continuing, or would result from such Advance, that constitutes an Event of Default or Unmatured Default,

         (c) the Termination Date shall not have occurred,

         (d) if such Advance is to be funded, in whole or in part, by any Conduit's Liquidity Banks, such Conduit shall have Liquidity Banks in its Group whose Scheduled Termination Dates have not occurred with sufficient undrawn Commitments in an aggregate amount sufficient to fund the requisite portion of such Advance, and

         (e) each of the Co-Agents shall have received (with such receipt to be determined in accordance with Section 14.2 of this Agreement) a timely Borrowing Request in accordance with Section 2.1;

provided, however, the absence of the occurrence and continuance of an Unmatured Default shall not be a condition precedent to any Advance which does not increase the aggregate principal amount of all Advances outstanding over the aggregate outstanding principal balance of the Advances as of the opening of business on such day.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Section 6.1 Representations and Warranties of Loan Parties. Each Loan Party, as to itself, represents and warrants to the Agents and the Lenders as follows:

         (a) Ownership of the Borrower. Quest Diagnostics owns, directly or indirectly, all the issued and outstanding Equity Interests of the Borrower, and all of such Equity Interests are fully paid and non-assessable and are free and clear of any Liens.

         (b) Existence; Due Qualification; Permits. Each of the Loan Parties:
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate power and authority necessary to own its Property and carry on its business as now being conducted; (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (iv) is in compliance with all Requirements of Law, except in the case of clauses (i), (ii), (iii) and (iv) where the failure thereof individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Loan Parties hold all governmental permits, licenses, authorizations, consents and approvals necessary for the Loan Parties to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "Permits"), except for Permits the failure of which to obtain would not have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not have a Material Adverse Effect.

         (c) Action. Each Loan Party has all necessary corporate or other entity power, authority and legal right to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Loan Party of each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate or other entity action on its part; and this Agreement has been duly and validly executed and delivered by each Loan Party and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by such Loan Party will constitute, its legal, valid and binding obligation, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) Absence of Default. No Unmatured Default or Event of Default has occurred and is continuing.

         (e) Noncontravention.

         (i) None of the execution, delivery and performance by any Loan Party of any Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated will (A) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Loan Party or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Loan Party, or any term or provision of any Contractual Obligation of any Loan Party or (B) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or
(C) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Transaction Documents) upon any Property of any Loan Party pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which could not reasonably be expected to have a Material Adverse Effect and which would not subject any Lender to any material risk of damages or liability to third parties.

         (ii) No Loan Party is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to such Loan Party's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect.

         (f) No Proceedings. Except as described in Quest Diagnostics' Form 10-K for the fiscal year ended December 31, 2002 and all filings made with the SEC under the Exchange Act by any Loan Party subsequent thereto prior to the date of this Agreement (copies of which have been provided to each of the Co-Agents):

         (i) There is no Proceeding (other than any qui tam Proceeding, to which this Section is limited to the best of each Loan Party's knowledge) pending against, or, to the knowledge of either Loan Party, threatened in writing against or affecting, any Loan Party or any of its respective Properties before any Governmental Authority that, if determined or resolved adversely to such Loan Party, could reasonably be expected to have a Material Adverse Effect.

         (ii) There is (A) no unfair labor practice complaint pending against any Loan Party or, to the best knowledge of each Loan Party, threatened against such Loan Party, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Loan Party or, to the best knowledge of such Loan Party after due inquiry, threatened against such Loan Party, (B) no strike, labor dispute, slowdown or stoppage pending against such Loan Party or, to the best knowledge of Borrower, after due inquiry, threatened against such Loan Party and (C) to the best knowledge of Borrower after due inquiry, no union representation question existing with respect to the employees of such Loan Party and, to the best knowledge of such Loan Party, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause (A), (B) or (C) above, individually or in the aggregate, have a Material Adverse Effect.

         (g) Taxes.

         (i) Except as would not have a Material Adverse Effect: (A) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party have been timely filed in accordance with all applicable laws; (B) each Loan Party has timely paid or made adequate provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Loan Party (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder); and (C) each Loan Party has made adequate provision for all Taxes payable by such Loan Party for which no Tax Return has yet been filed.

         (ii) Except as set forth in Quest Diagnostics' Annual Report on Form 10-K for the year ended December 31, 2002: (A) as of the date hereof no Loan Party is a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Quest Diagnostics is the common parent; and (B) there are no material tax sharing or tax indemnification agreements under which Borrower is required to indemnify another party for a material amount of Taxes.

         (h) Government Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by any Loan Party of the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Transaction Documents (all of which have been duly made) and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not have a Material Adverse Effect.

         (i) Financial Statements and Absence of Certain Material Adverse
Changes.

         (i) The information, reports, financial statements, exhibits and schedules furnished in writing by either of the Loan Parties to each of the Co-Agents or Lenders in connection with the negotiation, preparation or delivery of the Transaction Documents, including Quest Diagnostics' Annual Report on Form 10-K for the year ended December 31, 2002, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information, if any, furnished at any time by any Loan Party to any Lender pursuant to this Agreement have been prepared in good faith based on assumptions believed by Quest Diagnostics to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Loan Party, however, makes any representation as to the ability of any Loan Party to achieve the results set forth in any such projections. Each Loan Party understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

         (ii) From December 31, 2002 through and including the date of the initial Advance, there has been no material adverse change in Quest Diagnostics' consolidated financial condition, business or operations. Since the date of the initial Advance, there has been no material adverse change in Quest Diagnostics' consolidated financial condition, business or operations that has had, or would reasonably be expected to have, a material adverse effect upon its ability to perform its obligations, as an Originator or as Servicer, under the Transaction Documents when and as required, and no material adverse effect on the collectibility of any material portion of the Receivables.

         (iii) Since the date of the initial Advance, no event has occurred which would have a Material Adverse Effect.

         (j) Nature of Receivables. Each Receivable constitutes an Account or a Payment Intangible.

         (k) Margin Regulations. The use of all funds obtained by such Loan Party under this Agreement or any other Transaction Document will not conflict with or contravene any of Regulation T, U or X.

         (l) Title to Receivables and Quality of Title.

         (i) Each Receivable has been acquired by the Borrower from an Originator in accordance with the terms of the Sale Agreement, and the Borrower has thereby irrevocably obtained all legal and equitable title to such Receivable and its Related Assets (other than any Related Asset constituting a Non-Assignable Contract, in which case the Borrower has obtained a valid and perfected first priority perfected security interest in the rights to receive payments thereunder), and the Borrower has the legal right to sell and encumber, such Receivable and the Related Assets. Without limiting the foregoing, there have been duly delivered to each of the Co-Agents in form suitable for filing all financing statements and financing statements amendments or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Borrower's ownership interest in such Receivable.

         (ii) This Agreement creates a valid security interest in the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and, upon filing of the financing statements and amendments described in clause (i), together with UCC termination statements delivered under the Receivables Sale Agreement, such security interest will be a first priority perfected security interest.

         (iii) No financing statement or other instrument similar in effect covering any portion of the Collateral is on file in any recording office except such as may be filed (A) in favor of an Originator in accordance with the Contracts, (B) in favor of the Borrower and its assigns in connection with the Sale Agreement, (C) in favor of the Administrative Agent in accordance with this Agreement, (D) in connection with any Lien arising solely as the result of any action taken by the Administrative Agent or one of the Secured Parties, or (E) which shall have been terminated or amended pursuant to UCC financing statements delivered to the Administrative Agent hereunder in form suitable for filing in all applicable jurisdictions.

         (m) Accurate Reports. No Monthly Report, Weekly Report or computation of Cash Collateral Payment (in each case, if prepared by such Loan Party, or to the extent information therein was supplied by such Loan Party), no other information, exhibit, schedule or information concerning the Collateral furnished or to be furnished verbally or in writing before or after the date of this Agreement, by or on behalf of such Loan Party to each of the Co-Agents or Lenders pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to each of the Co-Agents or the Lenders at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

         (n) Jurisdiction of Organization; Offices. Each Loan Party's jurisdiction of organization is correctly set forth after its name in the preamble to this Agreement. The principal places of business and chief executive office of the Borrower is located at the addresses set forth on Schedule 6.1(n), and the offices where the Servicer and the Borrower keep all their Records and material Contracts are located at the addresses specified in Schedule 6.1(n) (or at such other locations, notified to each of the Co-Agents in accordance with
Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).

         (o) Lockboxes and Collection Accounts.

         (i) One of the Loan Parties or the applicable Originator has instructed all Obligors of all Receivables to pay all Collections thereon either (A) by mail addressed to a Lockbox or (B) by wire transfer or other electronic funds transfer directly to a Collection Account in the name of the applicable Originator, as sub-servicer, or in the name of the Borrower. Items received in the Lockboxes are deposited for collection each Business Day into a Collection Account in the name of the applicable Originator or the Borrower, and all collected and available funds from time to time in each Collection Account in the name of any Originator are swept each day to a Collection Account in the name of the Borrower. Each of the Lockboxes and Collections Accounts is in full force and effect and, except for the Collection Account at China Trust Bank, is subject to a Collection Account Agreement that is in full force and effect.

         (ii) The Borrower has not granted any Person other than the Administrative Agent, dominion and control over any Collection Account or any Lockbox, or the right to take dominion and control of any of the foregoing at a future time or upon the occurrence of a future event.

         (iii) Except as otherwise provided in Section 7.3(d), each Collection Account Agreement, and the name and address of each Collection Bank (together with the account numbers of all Collection Accounts maintained with it and the address of each Lockbox maintained with it) are set forth on Schedule 6.1(o).

         (p) Eligible Receivables. Each Receivable included as an Eligible Receivable in the Net Pool Balance in connection with any computation or recomputation of the Borrowing Base is an Eligible Receivable on such date.

         (q) ERISA. No ERISA Event has occurred or is reasonably expected to occur which could have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20.0 million the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not result in a Material Adverse Effect. All Foreign Plans are in substantial compliance with all Requirements of Law (other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect).

         (r) Names. Since its incorporation, the Borrower has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.

         (s) Credit and Collection Policy. With respect to the Receivables originated by each of the Originators, each of the applicable Originator, the Borrower and the Servicer has complied in all material respects with the applicable Credit and Collection Policy, and no change has been made to such Credit and Collection Policy since the date of this Agreement which would be reasonably likely to materially and adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables except for such changes as to which each of the Co-Agents has received the notice required under Section 7.2(j) and has given its prior written consent thereto (which consent shall not be unreasonably withheld or delayed).

         (t) Payments to Applicable Originator. With respect to each Receivable sold or contributed to the Borrower by any Originator under the Sale Agreement, the Borrower has given reasonably equivalent value to such Originator in consideration for such Receivable and the Related Assets with respect thereto and no such transfer is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. 'SS''SS'101 et seq.), as amended.

         (u) Investment Company Act; Public Utility Holding Company Act; Other Restrictions. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. No Loan Party is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Loan Party is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

         (v) Borrowing Base; Solvency. The Borrowing Base is at all times at least equal to the aggregate outstanding principal balance of the Advances. As of each Borrowing Date, after giving effect to any Loans to be borrowed on such date, the Borrower is and will be Solvent.

         (z) Specified Government Receivables. . All Specified Government Receivables are recorded in the Originators' billing and accounting systems solely as Client-Billed Receivables.


                                   ARTICLE VII
                        GENERAL COVENANTS OF LOAN PARTIES

         Section 7.1 Affirmative Covenants of Loan Parties. From the date hereof until the Final Payout Date, unless each of the Co-Agents shall otherwise consent in writing:

         (a) Compliance With Laws, Etc. Each Loan Party will comply with all applicable laws, rules, regulations and orders, including those with respect to the Receivables and related Contracts and Invoices, except, in each of the foregoing cases, where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

         (b) Preservation of Existence. Each Loan Party will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

         (c) Audits. Each Loan Party will, subject to compliance with applicable law: (i) at any time and from time to time upon not less than ten (10) Business Days' notice (unless an Unmatured Default or Event of Default has occurred and is continuing, in which case, not more than one (1) Business Day's notice shall be required) during regular business hours, permit each of the Agents or any of its agents or representatives: (A) to examine and make copies of and abstracts from all Records, Contracts and Invoices in the possession or under the control of such Loan Party, and (B) to visit the offices and properties of such Loan Party for the purpose of examining such Records, Contracts and Invoices and to discuss matters relating to Receivables or such Loan Party's performance hereunder with any of the officers or employees of such Loan Party having knowledge of such matters; and (ii) without limiting the provisions of clause
(i) above, from time to time, at the expense of such Loan Party, permit certified public accountants or auditors acceptable to each of the Co-Agents to conduct a review of such Loan Party's Contracts, Invoices and Records (each, a "Review"); provided, however, that (x) so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be responsible for the costs and expenses of one (1) such Review under this Section or under Section 7.2(i)


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in any one calendar year unless the first such Review in such calendar year resulted in negative findings (in which case the Loan Parties shall be responsible for the costs and expenses of two (2) such Reviews in such calendar year) and (y) so long as no Event of Default has occurred and is continuing and no material adverse change in the Servicer's consolidated financial condition has occurred, the Agents would anticipate that only one (1) Review per calendar year will be conducted. Notwithstanding the foregoing, if (1) any Loan Party requests the approval of a new Eligible Originator who is a Material Proposed Addition or (2) any Material Acquisition is consummated, the Loan Parties shall be responsible for the costs and expenses of one additional Review per proposed Material Proposed Addition or per Material Acquisition in the calendar year in which such Material Proposed Addition is expected to occur or such Material Acquisition is expected to be consummated if such additional Review is requested by any of the Co-Agents.

         (d) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate essential Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain, all Contracts, Records and other information necessary or reasonably advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification as of any Business Day when required of outstanding Unpaid Net Balances by Obligor and related debit and credit details of the Receivables). Each of the Borrower and the Servicer shall post all Demand Advances to its respective books in accordance with GAAP on or before each Settlement Date.

         (e) Performance and Compliance with Receivables, Invoices and Contracts. Each Loan Party will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts and/or Invoices related to the Receivables except for such failures to fully perform and comply as would not, individually or in the aggregate, have a Material Adverse Effect.

         (f) Jurisdiction of Organization; Location of Records. Each Loan Party will keep its jurisdiction of organization, chief place of business and (at any time while the location of its chief executive office remains germane to perfection of any of the security interests or ownership interests purported to be conveyed pursuant to the Transaction Documents) its chief executive office, and the offices where it keeps its Records and material Contracts (and, to the extent that any of the foregoing constitute instruments, chattel paper or negotiable documents, all originals thereof), at the address(es) of the Servicer and the Borrower referred to in Section 6.1(n) or, upon 15 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.

         (g) Credit and Collection Policies. Each Loan Party will comply in all material respects with its Credit and Collection Policy in regard to the Receivables and the related Contracts and Invoices.

         (h) Sale Agreement. The Borrower will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by each Originator of its respective obligations thereunder.

         (i) Collections.


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         (i) In accordance with Section 6.1(o)(i), each of the Loan Parties will instruct all Obligors to make all payments on Receivables directly to a Lockbox or Collection Account in the name of the applicable Originator (as sub-servicer for the Borrower and the Secured Parties), the Borrower or the Administrative Agent or its designee, which (except for the Collection Account at China Trust Bank) is subject to a Collection Account Agreement and, if such Collection Account is in the name of an Originator, it is swept on a daily basis into a Collection Account in the name of the Borrower (or the Administrative Agent or its designee) which is subject to a Collection Account Agreement. The Borrower will cause each of the Collection Accounts that is currently in the name of an Originator to be transferred to it and into its own name within a reasonable period of time after the initial Advance hereunder.

         (ii) If, notwithstanding the foregoing clause (i) above, any Collections are paid directly to any Loan Party, such Loan Party shall deposit the same (with any necessary indorsements) to a Collection Account within one (1) Business Day after receipt thereof.

         (iii) Upon demand of any of the Agents, the Borrower or the Servicer shall establish a segregated account at Wachovia Bank, National Association which is subject to a perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties (the "Collateral Account"), into which all deposits from time to time in the Collection Accounts, and all other Collections, are concentrated pending application in accordance with the terms of this Agreement to the Obligations.

         (j) Further Assurances. Each of the Loan Parties shall take all necessary action to establish and maintain (i) in favor of the Borrower, a valid and perfected ownership interest in the Receivables and Related Assets (other than the Non-Assignable Contracts) and a valid and perfected first priority security interest in the rights to receive payments under the Non-Assignable Contracts, and (ii) in favor of the Administrative Agent for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral, including, without limitation, taking such action to perfect, protect or more fully evidence the security interests of the Administrative Agent as the Administrative Agent may reasonably request.

         Section 7.2 Reporting Requirements of Loan Parties. From the date hereof until the Final Payout Date, unless each of the Co-Agents shall otherwise consent in writing:

         (a) Quarterly Financial Statements. (i) Quest Diagnostics will furnish to each of the Co-Agents as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years, copies of its report on SEC Form 10-Q as of the close of such fiscal quarter, and (ii) beginning with the fiscal quarter commencing on July 1, 2003, the Borrower will furnish to each of the Co-Agents as soon as available and in any event within 60 days after the end of each of the first three quarters of each of its fiscal years an unaudited balance sheet and income statement of the Borrower as of the close of such fiscal quarter, prepared in accordance with GAAP and certified in a manner reasonably acceptable to each of the Co-Agents by the Borrower's chief executive officer, chief financial officer or treasurer (or an officer acting in a similar capacity to any of the foregoing);


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         (b) Annual Financial Statements. Quest Diagnostics will furnish to each of the Co-Agents, as soon as available and in any event within 120 days after the end of each fiscal year of Quest Diagnostics, copies of its annual report on SEC Form 10-K for such year, and the Borrower will furnish to each of the Co-Agents as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, an unaudited balance sheet and income statement of the Borrower as of the close of such fiscal year, prepared in accordance with GAAP and certified in a manner reasonably acceptable to each of the Co-Agents by the Borrower's chief executive officer, chief financial officer or treasurer (or an officer acting in a similar capacity to any of the foregoing);

         (c) Reports to SEC and Exchanges. In addition to the reports required by subsections (a) and (b) next above, promptly upon filing any report on SEC Form 8-K with the SEC, Quest Diagnostics shall deliver copies thereof to each of the Co-Agents;

         (d) ERISA. Promptly after the filing or receiving thereof, each Loan Party will furnish to each of the Co-Agents copies of all reports and notices with respect to any Reportable Event which any Loan Party files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which such Loan Party receives from the PBGC;

         (e) Events of Default, etc. As soon as possible and in any event within five (5) Business Days after any Authorized Officer of either Loan Party obtains knowledge of the occurrence of any Event of Default or any Unmatured Default, each Loan Party will furnish to each of the Co-Agents a written statement of an Authorized Officer of such Loan Party setting forth details of such event and the action that such Loan Party will take with respect thereto;

         (f) Litigation. As soon as possible and in any event within ten Business Days after any Authorized Officer of either Loan Party obtains knowledge thereof, such Loan Party will furnish to each of the Co-Agents notice of (i) any litigation, investigation or proceeding which may exist at any time which would reasonably be expected to have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development would reasonably be expected to have a Material Adverse Effect;

         (g) Reviews of Receivables. As soon as available and in any event within 30 days after each Review referenced in Section 7.1(c), the Borrower will deliver to each of the Co-Agents a written report on the results of such Review prepared by accountants or auditors selected as specified therein and reasonably acceptable to each of the Co-Agents, substantially in the form of the report delivered for the prior Review, and covering such other matters as any of the Agents may reasonably request in order to protect the interests of the Administrative Agent, for the benefit of the Secured Parties, under or as contemplated by this Agreement;

         (h) Change in Business or Credit and Collection Policy. Each Loan Party will furnish to each of the Co-Agents prompt written notice of any material change in the character of such Loan Party's business prior to the occurrence of such change, and each Loan Party will provide each of the Co-Agents with not less than 15 Business Days' prior written notice of any material change in the Credit and Collection Policy (together with a copy of such proposed change); and

         (i) Downgrade. Promptly after receipt of notice of any downgrade of any Indebtedness of Quest Diagnostics by Moody's or S&P, Quest Diagnostics shall furnish to each of the Co-Agents a


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notice of such downgrade setting forth the Indebtedness affected and the nature of such change in rating.

         (j) Other. Promptly, from time to time, each Loan Party will furnish to each of the Agents such other information, documents, Records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Loan Party as any of the Agents may from time to time reasonably request in order to protect the interests of the Administrative Agent, for the benefit of the Secured Parties, under or as contemplated by this Agreement.

         Section 7.3 Negative Covenants of Loan Parties. From the date hereof until the Final Payout Date, without the prior written consent of each of the Co-Agents:

         (a) Sales, Liens, Etc. (i) The Borrower will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Collateral, or any account to which any Collections are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Collection Account Agreements, set-off rights of any bank at which any such account is maintained), and (ii) the Servicer will not assert any interest in the Receivables, except as the Servicer.

         (b) Extension or Amendment of Receivables. No Loan Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract or Invoice related thereto in any way that adversely affects the collectibility of the Receivables originated by any Originator (taken as a whole), or any material part thereof, or the rights of the Borrower or the Administrative Agent (for the benefit of the Secured Parties) therein.

         (c) Change in Business or Credit and Collection Policy. No Loan Party will make or permit to be made any change in the character of its business or Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Receivables or otherwise materially and adversely affect the interests or remedies of Lender under this Agreement or any other Transaction Document.

         (d) Change in Payment Instructions to Obligors. No Loan Party will add or terminate any bank as a Collection Bank from those listed in Schedule 6.1(o) or, after the Collateral Account has been established pursuant to Section 7.1(i), make any change in its instructions to Obligors regarding payments to be made to any Collection Account or Lockbox (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Collection Account or Lockbox, as applicable, and where such change is immaterial and does not adversely affect the interests of the Administrative Agent, on behalf of the Secured Parties, in any respect), unless (i) the Co-Agents shall have received prior written notice of such addition, termination or change and (ii) the Administrative Agent shall have received duly executed copies of appropriate Collection Account Agreements, in a form reasonably acceptable to the Administrative Agent with each new Collection Bank.

         (e) Deposits to Accounts. Each Loan Party will establish reasonable procedures designed to ensure that no Loan Party will deposit or authorize the deposit to any Collection Account of


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


any cash or cash proceeds other than Collections of Receivables and of certain of the Excluded JV Receivables.

         (f) Changes to Other Documents. The Borrower will not enter into any amendment or modification of, or supplement to, the Borrower's Organic Documents. Neither the Borrower nor Quest Diagnostics will permit or enter into any amendment to or modification of, or supplement to, the Sale Agreement or the Subordinated Notes, except that they may enter into Joinder Agreements to add Eligible Originators as sellers thereunder.

         (g) Restricted Payments by the Borrower. The Borrower will not:

         (i) Purchase or redeem any shares of the capital stock of the Borrower, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, unless, in each of the foregoing cases: (A) such purchase, redemption, payment or distribution is made on, or immediately following, a Settlement Date after payment of all Obligations due and owing on such Settlement Date, and (B) after giving effect to such purchase, redemption, payment or distribution, the Borrower's net worth (determined in accordance with GAAP) will at all times be at least 3% of the greater of the Aggregate Commitment or the aggregate outstanding principal amount of the Advances; or

         (ii) Make any payment of principal or interest on the Subordinated Notes if any Event of Default exists or would result therefrom or if such payment would result in the Borrower's having insufficient cash on hand to pay all Obligations that will be due and owing on the next succeeding Settlement Date.

         (h) Borrower Indebtedness. The Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (A) as provided in the Transaction Documents and (B) other current accounts payable arising in the ordinary course of business and not overdue in any material respect.

         (i) Prohibition on Additional Negative Pledges. No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon the Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Loan Party will enter into or assume any agreement creating any Lien upon the Subordinated Notes.

         (j) Name Change, Offices, Records and Books of Accounts. The Borrower will not change its name, identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Co-Agents at least 15 days' prior notice thereof and (ii) prior to effectiveness of such change, delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

         (k) Mergers, Consolidations and Acquisitions. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially


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


all of the assets of any other Person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such Person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other Person) other than the acquisition of the Receivables and Related Assets pursuant to the Sale Agreement.

         (l) Disposition of Receivables and Related Assets. Except pursuant to this Agreement, the Borrower will not sell, lease, transfer, assign, pledge or otherwise dispose of or encumber (in one transaction or in a series of transactions) any Receivables and Related Assets.

         (m) Borrowing Base. The Borrower will not request any Advance if, after giving effect thereto, the aggregate outstanding principal balance of the Loans would exceed the Borrowing Base.

         Section 7.4 Separate Existence of the Borrower. Each Loan Party hereby acknowledges that Lenders and the Agents are entering into the transactions contemplated hereby in reliance upon the Borrower's identity as a legal entity separate from the Servicer and its other Affiliates. Therefore, each Loan Party shall take all steps specifically required by this Agreement or reasonably required by any of the Agents to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of Quest Diagnostics or any other Person. Without limiting the foregoing, each Loan Party will take such actions as shall be required in order that:

         (a) The Borrower will be a limited purpose corporation whose primary activities are restricted in its Certificate of Incorporation to purchasing or otherwise acquiring from any of the Originators, owning, holding, granting security interests in the Collateral, entering into agreements for the financing and servicing of the Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

         (b) Not less than one member of the Borrower's Board of Directors (the "Independent Director") shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of Quest Diagnostics or any of its Affiliates (other than an Affiliate organized with a limited purpose charter for the purpose of acquiring receivables or other financial assets or intangible property). The certificate of incorporation of the Borrower shall provide that (i) at least one member of the Borrower's Board of Directors shall be an Independent Director, (ii) the Borrower's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an independent director and the provision described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of the Independent Director;

         (c) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Borrower or any Affiliate thereof;


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         (d) Any director, employee, consultant or agent of the Borrower will be compensated from the Borrower's funds for services provided to the Borrower. The Borrower will not engage any agents other than its attorneys, auditors and other professionals and a servicer and any other agent contemplated by the Transaction Documents for the Collateral, which servicer will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of the Borrower;

         (e) The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Collateral. The Borrower will pay the Servicer the Servicer's Fee pursuant hereto. The Borrower will not incur any material indirect or overhead expenses for items shared with Quest Diagnostics (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the Borrower (or any other Affiliate thereof) shares items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Quest Diagnostics shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

         (f) The Borrower's operating expenses will not be paid by any other Loan Party or other Affiliate of the Borrower;

         (g) The Borrower will have its own stationery;

         (h) The books of account, financial reports and records of the Borrower will be maintained separately from those of Quest Diagnostics and each other Affiliate of the Borrower;

         (i) Any financial statements of any Loan Party or Affiliate thereof which are consolidated to include the Borrower will contain detailed notes clearly stating that (A) all of the Borrower's assets are owned by the Borrower, and (B) the Borrower is a separate legal entity with its own separate creditors that will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's equity holders; and the accounting records and the published financial statements of each of the Originators will clearly show that, for accounting purposes, the Receivables and Related Assets have been sold by such Originator to the Borrower;

         (j) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer and the other Affiliates;

         (k) Each Affiliate of the Borrower will strictly observe organizational formalities in its dealings with the Borrower, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Borrower will not be commingled with those of any of its Affiliates;


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         (l) No Affiliate of the Borrower will maintain joint bank accounts with the Borrower or other depository accounts with the Borrower to which any such Affiliate (other than in the Borrower's or such Affiliate's existing or future capacity as the Servicer hereunder or under the Sale Agreement) has independent access, provided that prior to demand by any of the Agents pursuant to Section 7.1(i) to establish a segregated Collateral Account, Collections may be deposited into general accounts of Quest Diagnostics, subject to the obligations of the Servicer hereunder;

         (m) Each Affiliate of the Borrower will maintain arm's length relationships with the Borrower, and each Affiliate of the Borrower that renders or otherwise furnishes services or merchandise to the Borrower will be compensated by the Borrower at market rates for such services or merchandise;

         (n) No Affiliate of the Borrower will be, nor will it hold itself out to be, responsible for the debts of the Borrower or the decisions or actions in respect of the daily business and affairs of the Borrower. Quest Diagnostics and the Borrower will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

         (o) The Borrower will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Borrower will be continuously maintained as official records by the Borrower; and

         (p) The Borrower will conduct its business solely in its own legal name and in a manner separate from the Originators so as not to mislead others with whom they are dealing.

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

         Section 8.1 Designation of Servicer.

         (a) Quest Diagnostics as Initial Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this Section 8.1. Until the Administrative Agent gives to Quest Diagnostics a Successor Notice (as defined in Section 8.1(b)), Quest Diagnostics is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

         (b) Successor Notice; Servicer Transfer Events. Upon Quest Diagnostics' receipt of a notice from the Administrative Agent following a Servicer Transfer Event of the designation of a new Servicer (a "Successor Notice"), Quest Diagnostics agrees that it will terminate its activities as Servicer hereunder in a manner that will facilitate the transition of the performance of such activities to the new Servicer, and, after agreeing in writing to be bound by the terms of this Agreement (including, without limitation, the provisions of Section 14.14), the Administrative Agent's designee shall assume each and all of Quest Diagnostics' obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Quest Diagnostics shall use its reasonable best efforts


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


to assist the Administrative Agent's designee in assuming such obligations. Without limiting the foregoing, Quest Diagnostics agrees, at its expense, to take all actions necessary to provide the new Servicer with access to all computer software necessary to generate reports useful in collecting or billing Receivables, solely for use in collecting and billing Receivables. If Quest Diagnostics disputes the occurrence of a Servicer Transfer Event, Quest Diagnostics may take appropriate action to resolve such dispute; provided that Quest Diagnostics must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date specified by the Administrative Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Administrative Agent reasonably determines, in good faith, that such termination is necessary or advisable to protect the Secured Parties' interests hereunder.

         (c) Subcontracts. So long as Quest Diagnostics (or any of its existing or hereafter arising Affiliates approved by the Co-Agents at the request of Quest Diagnostics or the Borrower subject to satisfaction of the Rating Agency Condition) is acting as the Servicer, it may subcontract with any other Originator or other direct or indirect Subsidiary of Quest Diagnostics, for servicing, administering or collecting all or any portion of the Receivables, provided, however, that no such subcontract shall relieve Quest Diagnostics (or such approved affiliated substitute Servicer, if such approval is not conditioned upon Quest Diagnostics' issuance of a performance guaranty with respect to such affiliated substitute Servicer) of its primary liability for performance of its duties as Servicer pursuant to the terms hereof and any such sub-servicing arrangement may be terminated at the request of any of the Agents at any time after a Successor Notice has been given. In addition to the foregoing, with the prior written consent of the Co-Agents (which consent shall not be unreasonably withheld or delayed), any Servicer may subcontract with other Persons for servicing, administering or collecting all or any portion of the Receivables, provided, however, that no such subcontract shall relieve such Servicer of its primary liability for performance of its duties as Servicer pursuant to the terms hereof and any such sub-servicing arrangement may be terminated at the request of any of the Agents at any time that the Co-Agents reasonably determine that such sub-servicer is not performing adequately.

         (d) Expense Indemnity after a Servicer Transfer Event. In addition to, and not in lieu of the Servicer's Fee, if Quest Diagnostics or one of its Affiliates is replaced as Servicer following a Servicer Transfer Event, the Borrower shall reimburse the Servicer within 10 Business Days after receipt of a written invoice, any and all reasonable costs and expenses of the Servicer incurred in connection with its servicing of the Receivables for the benefit of the Secured Parties.

         Section 8.2 Duties of Servicer.

         (a) Appointment; Duties in General. Each of the Borrower, the Lenders and the Agents hereby appoints as its agent, the Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Collateral. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

         (b) Segregation of Collections. The Servicer shall not be required (unless otherwise requested by any of the Agents) to segregate the funds constituting Collections prior to the remittance thereof in accordance with
Article III. If instructed by any of the Agents, the Servicer shall segregate

Collections and deposit them into the Collateral Account not later than the first Business Day following receipt by the Servicer of such Collections in immediately available funds.

         (c) Modification of Receivables. Quest Diagnostics, while it is the Servicer, may, in accordance with the Credit and Collection Policy, so long as no Event of Default shall have occurred and be continuing, extend the maturity or adjust the Unpaid Net Balance of any Receivable as Quest Diagnostics may reasonably determine to be appropriate to maximize Collections of the Receivables taken as a whole in a manner consistent with the Credit and Collection Policy (although no such extension or adjustment shall alter the status of such Receivable as a Defaulted Receivable or a Delinquent Receivable or, in the case of an adjustment, limit the rights of the Agents or the Lenders under Section 3.4).

         (d) Contracts and Records. Each Loan Party shall deliver to the Servicer, and the Servicer shall, or shall direct the Originators as sub-servicers to, hold in trust for the Borrower and the Secured Parties, all Contracts and Records.

         (e) Certain Duties to the Borrower. The Servicer shall, as soon as practicable following receipt, turn over to the Borrower (i) that portion of the Collections which are not required to be turned over to each of the Co-Agents, less the Servicer's Fee and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer of servicing, collecting and administering the Receivables to the extent not covered by the Servicer's Fee received by it, and
(ii) the Collections of any receivable which is not a Receivable. The Servicer, if other than Quest Diagnostics or any other Loan Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all Contracts and other Records in its possession that evidence or relate to receivables of the Borrower other than Receivables, and copies of all Contracts and other Records in its possession that evidence or relate to Receivables, Obligors or Related Assets.

         (f) Termination. The Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

         (g) Power of Attorney. The Borrower hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Borrower all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Borrower or transmitted or received by Lender in connection with any Receivable.

         Section 8.3 Rights of the Agents.

         (a) Notice to Obligors. At any time when an Event of Default has occurred and is continuing, any of the Agents may notify the Obligors of Receivables, or any of them, of the Borrower's ownership of the Receivables, and the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Collateral.

         (b) Notice to Collection Banks. At any time, the Administrative Agent is hereby authorized to give notice to the Collection Banks, as provided in the Collection Account Agreements, of the transfer to the Administrative Agent of dominion and control over the Lockboxes and the Collection Accounts, and the Administrative Agent hereby agrees to give such notice upon request of any of the Co-Agents. The Borrower and the Servicer hereby transfer to the Administrative Agent, effective when the Administrative Agent shall give notice to the Collection Banks as provided in the Collection Account Agreements, the exclusive dominion and control over the Lockboxes and the Collection Accounts, and shall take any further action that the Administrative Agent may reasonably request to effect such transfer.

         (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Quest Diagnostics (or one of its approved Affiliates) pursuant to Section 8.1:

         (i) Any of the Agents may direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Administrative Agent or its designee.

         (ii) Any Loan Party shall, at any Agent's request and at such Loan Party's expense, give notice of the Administrative Agent's security interest in the Collateral to each Obligor of Receivables and direct that payments be made directly to the Administrative Agent or its designee.

         (iii) Each Loan Party shall, at any Agent's request: (A) assemble and make available all of the Contracts and Records which are necessary or reasonably desirable to collect the Collateral, and make the same available to the successor Servicer at such place or places as the Administrative Agent may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agents and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer.

         (iv) Each of the Loan Parties, the Co-Agents and the Lenders hereby authorizes the Administrative Agent and grants to the Administrative Agent an irrevocable power of attorney (which shall terminate on the Final Payout
     Date), to take any and all steps in such Person's name and on behalf of such Person which are necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing any Loan Party's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts and Invoices.

         Section 8.4 Responsibilities of Loan Parties. Anything herein to the contrary notwithstanding:

         (a) Contracts. Each Originator shall remain responsible for performing all of its obligations (if any) under each Non-Assignable Contract, and each Loan Party shall remain responsible for performing all of its obligations (if any) under all other Contracts, to the same extent as if the ownership interest or security interests in such Contracts had not been granted under the Transactions Documents, and the exercise by the Administrative Agent or its designee of its rights hereunder shall not relieve any such Person from such obligations.

         (b) Limitation of Liability. The Secured Parties shall not have any obligation or liability with respect to any Receivables, Invoices or Contracts, nor shall any of them be obligated to perform any of the obligations of any Loan Party or any Originator thereunder.

         Section 8.5 Further Action Evidencing the Security Interest.

         (a) Further Assurances. Each Loan Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Administrative Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Administrative Agent's security interest, on behalf of the Secured Parties, in the Collateral, or to enable the Administrative Agent or its designee to exercise or enforce any of the Secured Parties' respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Loan Party will:

         (i) upon the request of the Administrative Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement; and

         (ii) upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, mark conspicuously each Contract or Invoice with a legend, acceptable to the Administrative Agent, evidencing its security interest therein pursuant to this Agreement.

         (b) Additional Financing Statements; Continuation Statements; Performance by Administrative Agent. Each Loan Party hereby authorizes the Administrative Agent or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising in the name of any Loan Party with, or to the fullest extent permitted by applicable law, without the signature of such Loan Party (provided that the Administrative Agent shall provide prompt written notice to such Loan Party after filing any such record without the signature of such Loan Party). If any Loan Party fails to promptly execute and deliver to the Administrative Agent any financing statement or continuation statement or amendment thereto or assignment thereof requested by the Administrative Agent and requiring a signature of such Loan Party, such Loan Party hereby authorizes the Administrative Agent to execute such statement on behalf of such Loan Party to the fullest extent permitted by applicable law. If any Loan Party fails to perform any of its agreements or obligations under this Agreement, the Administrative Agent or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Administrative Agent or its designee incurred in connection therewith shall be payable by Loan Parties as provided in Section 14.5.

         Section 8.6 Application of Collections. Except as otherwise specified by such Obligor or required by the underlying Contract or law, any payment by an Obligor in respect of any indebtedness owed by it to an Originator or to the Borrower shall be applied first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables (unless another reasonable basis for allocation of such payments to the Receivables of such Obligor exists), and second, to any other indebtedness of such Obligor.

                                   ARTICLE IX
                                SECURITY INTEREST

         Section 9.1 Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, the Borrower hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of the Borrower's right, title and interest now or hereafter existing in, to and under (a) all the Receivables and Related Assets, (b) the Sale Agreement, (c) the Demand Advances, and (d) all proceeds of any of the foregoing (collectively, the "Collateral").

         Section 9.2 Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to the Borrower such UCC-3 termination statements as may be necessary to terminate the Administrative Agent's security interest in and Lien upon the Collateral, all at the Borrower's expense. Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

         Section 9.3 Limitation on Rights to Collateral Proceeds. Nothing in this Agreement shall entitle the Secured Parties to receive or retain proceeds of the Collateral in excess of the aggregate amount of the Obligations owing to such Secured Party (or to any Indemnified Party claiming through such Secured Party).

                                   ARTICLE X
                               EVENTS OF DEFAULT

         Section 10.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

         (a) The Servicer or the Borrower shall fail to make (i) when and as required to be made by it herein, any payment, prepayment or deposit of any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any payment of any amount of interest, fees or other Obligations payable hereunder or under any other Transaction Document; provided that any interest, fees or other amounts which are not paid on the due date shall bear interest at the Default Rate after such due date.

         (b) Any representation or warranty made or deemed to be made by any Loan Party (or any of its officers) under this Agreement or any other Transaction Document or in any Monthly Report, Weekly Report, computation of Cash Collateral Payment or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material adverse respect when made, provided that the materiality threshold in this subsection shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

         (c) Any Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Transaction Document, and such default shall continue unremedied for a period of 5 days (in the case of nonperformance or nonobservance by the Servicer) or 10 days (in the case of nonperformance or nonobservance by the Borrower) after the earlier to occur of (i) the date upon which written notice thereof is given to such Loan Party by the Administrative Agent and (ii) the date the applicable Loan Party becomes aware thereof.

         (d) (i) The Borrower shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness of which the aggregate unpaid principal amount is in excess of $10,700, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or (ii) any of the Originators (A) shall fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness of which the aggregate unpaid principal amount is in excess of $50,000,000, when and as the same shall become due and payable (after expiration of any applicable grace period) or (B) shall fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any Indebtedness in excess of $50,000,000 in aggregate principal amount of the Originators if, as a result of such failure, the holder or holders of the Indebtedness outstanding thereunder (or an agent or a trustee on their behalf) cause the holder or holders of such Indebtedness or an agent or a trustee on its or their behalf to cause such Indebtedness to become due prior to its stated maturity.

         (e) An Event of Bankruptcy shall have occurred and remain continuing with respect to the Borrower or the Servicer.

         (f) The four-calendar month rolling average Contraction Ratio at any Cut-Off Date exceeds 9.00%.

         (g) The three-calendar month rolling average Default Ratio at any Cut-Off Date exceeds 20.00%.

         (h) The three-calendar month rolling average Delinquency Ratio at any Cut-Off Date exceeds 6.65%.

         (i) On any Settlement Date, after giving effect to the payments made under Article II or Article III, the aggregate outstanding principal balances of the Advances exceed the Allocation Limit.

         (j) A Change in Control shall occur.

         (k) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables or Related Assets.

         (l) The Administrative Agent, on behalf of the Secured Parties, for any reason, does not have a valid, perfected first priority security interest in the Receivables and the Related Assets.

         (m) (i) A final judgment or judgments for the payment of money in excess of $10,700 in the aggregate (exclusive of judgment amounts to the extent covered by insurance or indemnity payments) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower and the same shall not be discharged (or provision which results in a stay of execution shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or (ii) a final judgment or judgments for the payment of money in excess of $50.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance or indemnity payments) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Originator and the same shall not be discharged (or provision which results in a stay of execution shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Originator shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (n) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, is reasonably likely to result in liability of any Originator or Loan Party in an aggregate amount exceeding $50.0 million.

         (o) Quest Diagnostics shall fail to comply with each of the covenants set forth in Section 7.2(a) and (b) of the Credit Agreement as amended or otherwise modified from time to time by one or more Approved Amendments, regardless of whether the same remains in effect.

         (p) The occurrence of the Sale Termination Date under and as defined in the Sale Agreement.

         (q) Any other event occurs that (i) could reasonably be expected to have a Material Adverse Effect of the type described in clause (d) of the definition thereof, or (ii) has had a Material Adverse Effect of the type described in any clause of the definition thereof.

         Section 10.2 Remedies.

         (a) Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 10.1(e) with respect to the Borrower), the Administrative Agent may by notice to the Borrower, declare the Termination Date to have occurred and the Obligations to be immediately due and payable, whereupon the Aggregate Commitment shall terminate and all Obligations shall become immediately due and payable.

         (b) Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 10.1(e) with respect to the Borrower, the Termination Date shall automatically occur and the Obligations shall be immediately due and payable.

         (c) Additional Remedies. Upon the Termination Date pursuant to this
Section 10.2, the Aggregate Commitment will terminate, no Loans or Advances thereafter will be made, and the Administrative Agent, on behalf of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided to a secured party upon default under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI
                                   THE AGENTS

         Section 11.1 Appointment.

         (a) Each member of the Blue Ridge Group hereby irrevocably designates and appoints Wachovia Bank, National Association as Blue Ridge Agent hereunder and under the other Transaction Documents to which the Blue Ridge Agent is a party, and authorizes the Blue Ridge Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Blue Ridge Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the La Fayette Group hereby irrevocably designates and appoints CLNY as La Fayette Agent hereunder and under the other Transaction Documents to which the La Fayette Agent is a party , and authorizes the La Fayette Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the La Fayette Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Jupiter Group hereby irrevocably designates and appoints Bank One, NA as Jupiter Agent hereunder and under the other Transaction Documents to which the Jupiter Agent is a party, and authorizes the Jupiter Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Jupiter Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders and the Co-Agents hereby irrevocably designates and appoints Wachovia Bank, National Association as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

         (b) The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and neither of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this
Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to either of the Loan Parties under the other provisions of this Agreement.

         (c) In performing its functions and duties hereunder, (i) the Blue Ridge Agent shall act solely as the agent of the members of the Blue Ridge Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns, (ii) the La Fayette Agent shall act solely as the agent of the members of the La Fayette Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns, (iii) the Jupiter Agent shall act solely as the agent of the members of the Jupiter Group and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns, and (iv) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns.

         Section 11.2 Delegation of Duties. Each of the Agents may execute any of its duties under the Transaction Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.3 Exculpatory Provisions. None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in
Section 11.2 under or in connection with this Agreement (except for its, their or such Person's own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Loan Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to such Agent. None of the Agents shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Loan Parties. This Section 11.3 is intended solely to govern the relationship between the Agents, on the one hand, and the Lenders and their respective Liquidity Banks, on the other.

         Section 11.4 Reliance by Agents.

         (a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of its Lenders and Liquidity Banks, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

         (b) Any action taken by any of the Agents in accordance with Section 11.4(a) shall be binding upon all of the Agents and the Lenders.

         Section 11.5 Notice of Events of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Default unless such Agent has received notice from another Agent, a Lender or a Loan Party referring to this Agreement, stating that an Event of Default or Unmatured Default has occurred hereunder and describing such Event of Default or Unmatured Default. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the Lenders and the other Agents. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Default as shall be directed by any of the Co-Agents provided that the Administrative Agent is indemnified to its satisfaction by such Co-Agent and its Constituent Liquidity Banks against any and all liability, cost and expense which may be incurred by it by reason of taking any such action.

         Section 11.6 Non-Reliance on Other Agents and Lenders. Each of the Lenders expressly acknowledges that none of the Agents, nor any of the Agents' respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by such Agent. Each of the Lenders also represents and warrants to the Agents and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon the Agents or any other Liquidity Bank or Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. The Agents, the Lenders and their respective Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Agents shall promptly distribute to the other Agents and the Lenders, copies of financial and other information expressly provided to it by either of the Loan Parties pursuant to this Agreement.

         Section 11.7 Indemnification of Agents. Each Liquidity Bank agrees to indemnify (a) its applicable Co-Agent, (b) the Administrative Agent, and (c) the officers, directors, employees, representatives and agents of each of the foregoing (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably in accordance with their respective Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Co-Agent, the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent or the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent, the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent, the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

         Section 11.8 Agents in their Individual Capacities. Each of the Agents in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Loans, if any, pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each of the Agents in their individual capacities.

         Section 11.9 [Reserved].

         Section 11.10 Conflict Waivers.

         (a) Wachovia acts, or may in the future act: (i) as administrative agent for Blue Ridge, (ii) as issuing and paying agent for Blue Ridge's Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Blue Ridge's Commercial Paper Notes and (iv) to provide other services from time to time for Blue Ridge (collectively, the "Wachovia Roles"). Without limiting the generality of Sections 11.1 and 11.8, each of the Administrative Agent and the Lenders hereby acknowledges and consents to any and all Wachovia Roles and agrees that in connection with any Wachovia Role, Wachovia may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Blue Ridge, the giving of notice to the Liquidity Banks of a mandatory purchase pursuant to the Blue Ridge Liquidity Agreement, and hereby acknowledges that neither Wachovia nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than Blue Ridge) arising out of any Wachovia Roles.

         (b) CLNY acts, or may in the future act: (i) as administrator of La Fayette, (ii) as issuing and paying agent for La Fayette's Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for La Fayette's Commercial Paper Notes and (iv) to provide other services from time to time for La Fayette (collectively, the "CLNY Roles"). Without limiting the generality of Sections 11.1 and 11.8, each of the Agents and the Lenders hereby acknowledges and consents to any and all CLNY Roles and agrees that in connection with any CLNY Role, CLNY may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrator of La Fayette, the giving of notice to the Liquidity Banks of a mandatory purchase pursuant to the La Fayette Liquidity Agreement, and hereby acknowledges that neither CLNY nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than La Fayette) arising out of any CLNY Roles.

         (c) Bank One acts, or may in the future act: (i) as administrative agent for Jupiter, (ii) as issuing and paying agent for Jupiter's Commercial Paper Notes, (iii) to provide credit or liquidity enhancement for the timely payment for Jupiter's Commercial Paper Notes and (iv) to provide other services from time to time for Jupiter (collectively, the "Bank One Roles"). Without limiting the generality of Sections 11.1 and 11.8, each of the Administrative Agent and the Lenders hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, Bank One may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Jupiter, the giving of notice to the Liquidity Banks of a mandatory purchase pursuant to the Jupiter Liquidity Agreement, and hereby acknowledges that neither Bank One nor any of its Affiliates has any fiduciary duties hereunder to any Lender (other than Jupiter) arising out of any Bank One Roles.

         Section 11.11 UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

                                   ARTICLE XII
                         ASSIGNMENTS AND PARTICIPATIONS

         Section 12.1 Restrictions on Assignments, etc.

         (a) No Loan Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of each of the Agents and satisfaction of the Rating Agency Condition; provided, however, that the foregoing shall not be deemed to restrict Quest Diagnostics' right, prior to delivery of a Successor Notice, to request the Agents' consent to the appointment of an Affiliate as replacement Servicer (subject to satisfaction of the Rating Agency Condition) or to delegate all or any portion of its duties as Servicer to other Originators, as sub-servicers, so long as Quest Diagnostics remains primarily liable for the performance or non-performance of such duties.

         (b) Each of the Conduits may, at any time, assign all or any portion of any of its Loans, or sell participations therein, to its Constituent Liquidity Banks (or to its Co-Agent for the ratable benefit of its Constituent Liquidity Banks).

         (c) In addition to, and not in limitation of, assignments and participations described in Section 12.1(b):

         (i) in the event that any of the Blue Ridge Liquidity Banks or the Jupiter Liquidity Banks becomes a Downgraded Liquidity Bank, such Downgraded Liquidity Bank shall give prompt written notice of its Downgrading Event to the Blue Ridge Agent or the Jupiter Agent, as applicable, and the Borrower. Within 5 Business Days after the Borrower's receipt of such notice, the Borrower may propose an Eligible Assignee who is willing to accept an assignment of, and to assume, such Downgraded Liquidity Bank's rights and obligations under this Agreement and under the Liquidity Agreement. In the event that the Borrower fails to propose such an Eligible Assignee within such 5 Business Day period, or such Eligible Assignee does not execute and deliver assignment and assumption documents reasonably acceptable to such Downgraded Liquidity Bank and the Blue Ridge Agent or the Jupiter Agent, as applicable, and pays the Downgraded Liquidity Bank's Obligations in full, in each case, not later than 5:00 p.m. (New York City time) on the 10th Business Day following the Borrower's receipt of notice of such Downgrading Event, the Blue Ridge Agent or the Jupiter Agent, as applicable, may identify an Eligible Assignee without the Borrower's consent, and the Downgraded Liquidity Bank shall promptly assign its rights and obligations to the Eligible Assignee designated by the Blue Ridge Agent or the Jupiter Agent, as applicable, against payment in full of its Obligations;

         (ii) each of the Lenders may assign all or any portion of its Loans and, if applicable, its Commitment and Liquidity Commitment, to any Eligible Assignee with the prior written consent of (A) the Borrower and
     (B) such Lender's applicable Co-Agent, which consents shall not be unreasonably withheld or delayed.

         (iii) each of the Lenders may, without the prior written consent of the Borrower or any of the Agents, sell participations in all or any portion of their respective rights and obligations in, to and under the Transaction Documents and the Obligations in accordance with Sections 12.2 and 14.7.

         Section 12.2 Rights of Assignees and Participants.

         (a) Upon the assignment by a Lender in accordance with Section 12.1(b) or (c), the Eligible Assignee(s) receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Obligations (or such portion thereof as has been assigned).

         (b) In no event will the sale of any participation interest in any Lender's or any Eligible Assignee's rights under the Transaction Documents or in the Obligations relieve the seller of such participation interest of its obligations, if any, hereunder or, if applicable, under the Liquidity Agreement to which it is a party.

         Section 12.3 Terms and Evidence of Assignment. Any assignment to any Eligible Assignee(s) pursuant to Section 1.2(c), 12.1(b) or 12.1(c) shall be upon such terms and conditions as the assigning Lender and the applicable Co-Agent, on the one hand, and the Eligible Assignee, on the other, may mutually agree, and shall be evidenced by such instrument(s) or document(s) as may be satisfactory to such Lender, the applicable Co-Agent and the Eligible Assignee(s). Any assignment made in accordance with the terms of this Article XII shall relieve the assigning Lender of its obligations, if any, under this Agreement (and, if applicable, the Liquidity Agreement to which it is a party) to the extent assigned.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         Section 13.1 Indemnities by the Borrower.

         (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the Affected Parties, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each, an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and reasonable related out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents, the Obligations or the Collateral, excluding, however: (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, however, that prior to the occurrence of an Event of Default, the Indemnified Parties shall only be entitled to seek indemnity for the reasonable fees and disbursements of a single law firm as special counsel to all such Indemnified Parties (and, if required, a single law firm as local counsel to all such Indemnified Parties in each relevant jurisdiction where the law firm acting as special counsel is not licensed to practice). Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                  (A) the creation of any Lien on, or transfer by any Loan Party of any interest in, the Collateral other than as provided in the Transaction Documents;

                  (B) any representation or warranty made by any Originator or Loan Party (or any of its officers) under or in connection with any Transaction Document, any Monthly Report, Weekly Report, computation of Cash Collateral Payment or any other information or report delivered by or on behalf of any Originator or Loan Party pursuant thereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be;

                  (C) the failure by any Loan Party to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract and/or Invoice, including, without limitation, any state or local assignment of claims act or similar legislation prohibiting or imposing notice and acknowledgement requirements or other limitations or conditions on the assignment of a Specified Government Receivable, or the nonconformity of any Receivable or the related Contract and/or Invoice with any such applicable law, rule or regulation;

                  (D) the failure to vest and maintain vested in the Borrower a perfected ownership interest in all Collateral other than the Non-Assignable Contracts, or a first-priority perfected security interest in favor of the Borrower and the Administrative Agent as its assignee, in the rights to receive payments under each of the Non-Assignable Contracts; or the failure to vest and maintain vested in the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in the Collateral, free and clear of any other Lien, other than a Lien arising solely as a result of an act of one of the Secured Parties, now or at any time thereafter;

                  (E) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral;

                  (F) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivables or the related Contract and/or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services;

                  (G) any matter described in Section 3.4;

                  (H) any failure of any Loan Party, as the Borrower, the Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;

                  (I) any claim of breach by any Loan Party of any related Contract and/or Invoice with respect to any Receivable;

                  (J) any Tax (but not including Taxes upon or measured by net income or net profits or franchise Taxes in lieu of net income or net profits Taxes), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the Administrative Agent's security interest in the Collateral;

                  (K) the commingling of Collections of Receivables at any time with other funds;

                  (L) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of any Loan, the security interest in the Receivables and

         Related Assets or any other investigation, litigation or proceeding relating to the Borrower or any of the Originators in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby (other than an investigation, litigation or proceeding (1) relating to a dispute solely amongst the Lenders (or certain Lenders) and the Administrative Agent or (2) excluded by Section 13.1(a));

                  (M) any products or professional liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract, Invoice or any Receivable;

                  (N) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (O) the occurrence of any Event of Default of the type described in Section 10.1(e); or

                  (P) any loss incurred by any of the Secured Parties as a result of the inclusion in the Borrowing Base of Receivables owing from any single Obligor and its Affiliated Obligors which causes the aggregate Unpaid Net Balance of all such Receivables to exceed the applicable Obligor Concentration Limit.

         (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any Tax or governmental fee or charge for which indemnification will be sought from any Loan Party under
Section 13.1(a)(J), such Indemnified Party shall give prompt and timely notice of such attempt to the Borrower and the Borrower shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such Tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences when actually realized by the Indemnified Party of the payment of any of the aforesaid taxes or payments of amounts indemnified against hereunder (including any deduction) and the receipt of the indemnity payment provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, amount indemnified against, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" tax consequences to the extent that, and at such time as, the amount of Taxes payable (including Taxes payable on an estimated basis) by such Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnified Party would be required to pay but for receipt or accrual of the indemnity payment or the incurrence or payment of such indemnified amount, as the case may be.

         (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                  Section 13.2 Indemnities by Servicer. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by the Servicer (or any of its officers) under or in connection with any Transaction Document, any Monthly Report, Weekly Report, computation of Cash Collateral Payment or any other information or report delivered by or on behalf of the Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract and Invoice. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) as recourse for Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor.

                  If for any reason the indemnification provided above in this
Section 13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   ARTICLE XIV
                                  MISCELLANEOUS

                  Section 14.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties and the Co-Agents, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

                  (a) before any of the Co-Agents enters into such an amendment or grants such a waiver or consent that is deemed to be material by S&P and/or Moody's, the Rating Agency Condition must be satisfied with respect to each of the Conduits,

                  (b) without the prior written consent of all Liquidity Banks in a Co-Agent's Group, such Co-Agent will not amend, modify or waive any provision of this Agreement which would (i) reduce the amount of any principal or interest that is payable on account of its Conduit's Loans or delay any scheduled date for payment thereof; (ii) decrease the Required Reserve, decrease the spread included in any Interest Rate or change the Servicer's Fee; (iii) modify this Section 14.1; or (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of assignees or participants of such Co-Agent's Conduit,

                  (c) if less than all of the Co-Agents decline to approve a requested amendment and within 90 days after the Borrower's request for approval of such amendment, and either (i) the Borrower prepays the Obligations of the dissenting Co-Agent's (or Co-Agents') Group in full or (ii) finds one or more Eligible Assignees to replace each such Co-Agent's Group, then the requested amendment shall become effective on the effective date of such prepayment or assignment as to the remaining Lenders (and, if applicable, as to any replacement Lenders), and

                  (d) if less than all of the Co-Agents decline to approve a requested waiver and (i) the Borrower either (A) identifies one or more Eligible Assignee(s) to accept immediate written assignments of such Co-Agent's Group's Commitment(s) and outstanding Obligations, or (B) immediately pays all Obligations owing to the members of such Co-Agent's (or Co-Agents') Group(s) in full, and (ii) the Administrative Agent has not already declared the Termination Date to have occurred, such waiver shall become effective as to the remaining Lenders on the effective date of such assignment or repayment.

                  Section 14.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  Section 14.3 No Waiver; Remedies. No failure on the part of the Administrative Agent or any of the other Secured Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of the Administrative Agent and the Lenders is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply to payment of any Obligations that are then due and owing any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of the Borrower.

                  Section 14.4 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of each the Loan Parties, the Administrative Agent, the Lenders and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to
Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

                  Section 14.5 Costs, Expenses and Stamp Taxes. In addition to their obligations under the other provisions of this Agreement, the Loan Parties jointly and severally agree to pay:

                  (a) within 30 days after receipt of a written invoice therefor: all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents or the Liquidity Agreement (subject to the limitations set forth in the Fee Letters), or (ii) the administration of the Transaction Documents prior to an Event of Default including, without limitation, (A) the reasonable fees and expenses of a single law firm acting as counsel to the Administrative Agent and the Lenders incurred in connection with any of the foregoing, and (B) subject to the limitations set forth in the Fee Letters and in Section 7.1(c), the reasonable fees and expenses of independent accountants incurred in connection with any review of any Loan Party's books and records either prior to or after the execution and delivery hereof;

                  (b) within 30 days after receipt of a written invoice therefor: all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of counsel and independent accountants) incurred by each of the Lenders, the Administrative Agent and the Liquidity Banks in connection with the negotiation, preparation, execution and delivery of any amendment or consent to, or waiver of, any provision of the Transaction Documents which is requested or proposed by any Loan Party (whether or not consummated), the administration of the Transaction Documents following an Event of Default (or following a waiver of or consent to any Event of Default), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and (ii) the reasonable fees and expenses of independent accountants incurred in connection with any review of any Loan Party's books and records or valuation of the Receivables and Related Assets; and

                  (c) upon demand: all stamp and other similar or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and Loan Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

                  Section 14.6 No Proceedings. Each of the parties hereto hereby agrees that it will not institute against the Borrower, Jupiter, La Fayette or Blue Ridge, or join any Person in instituting against the Borrower, Jupiter, La Fayette or Blue Ridge, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Obligations (in the case of the Borrower) or any Commercial Paper Notes or other senior Indebtedness issued by Jupiter, La Fayette or Blue Ridge, as the case may be, shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Obligations and Commercial Paper Notes or other senior Indebtedness shall have been outstanding. The parties' obligations under this Section 14.6 shall survive termination of this Agreement.

                  Section 14.7 Confidentiality of Borrower Information. Each of the Agents and the Lenders agrees to keep confidential information obtained by it pursuant to the Transaction Documents confidential in accordance with such Agent's or Lender's customary practices and in accordance with applicable law and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to such Agent's or Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature thereof or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 14.7, such Agent or Lender being liable for any breach of confidentiality by any Person described in this clause (a) and with respect to disclosures to an Affiliate to the extent disclosed by such Agent or Lender to such Affiliate), (b) to the extent such information presently is or hereafter becomes available to such Agent or Lender on a non-confidential basis from a Person not an Affiliate of such Agent or Lender not known to such Lender to be violating a confidentiality obligation by such disclosure, (c) to the extent disclosure is required by any Law, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the applicable Loan Party unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Agent or Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender,
(e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 14.7, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or any Transaction Document, (g) to any dealer or placement agent for such party's Commercial Paper Notes, who (i) in the good faith belief of such party, has a need to know such confidential information,
(ii) is informed by such party of the confidential nature of such information and the terms of this Section 14.7 and (iii) has agreed in writing to be bound by the provisions of this Section 14.7, (h) to any Liquidity Bank (whether or not on the date of disclosure, such Liquidity Bank continues to be an Eligible Assignee), to any other actual or potential permitted assignee or participant permitted under Section 12.1 who has agreed to be bound by the provisions of this Section 14.7, (i) to any rating agency that maintains a rating for such party's Commercial Paper Notes or is considering the issuance of such a rating, for the purposes of reviewing the credit of any Lender in connection with such rating, (j) to any other party to this Agreement (and any independent attorneys and auditors of such party), for the purposes contemplated hereby, (k) to any entity that provides a surety bond or other credit enhancement to any Conduit,
(l) in connection with the enforcement of this Agreement or any other Transaction Document, or (m) with the applicable Loan Party's prior written consent. In addition, each of the Lenders and the Agents may disclose on a "no name" basis to any actual or potential investor in Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Aggregate Commitment and the Advances), the nature, amount and status of the Receivables, and the current and/or historical ratios of losses to liquidations and/or outstandings with respect to the Receivables. This Section 14.7 shall survive termination of this Agreement.

                 Section 14.8 Confidentiality of Program Information.

                 (a) Confidential Information. Each party hereto acknowledges that the Conduits and the Agents regard the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

                  (i) it will not disclose without the prior consent of each Conduit or each Agent (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.8): (A) any information regarding the pricing in, or copies of, the Liquidity Agreement or the Fee Letters, or (B) any information which is furnished by any Conduit or any Agent to such party and which is designated by such Conduit or such Agent to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses
         (A) and (B) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (1) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the SEC, (2) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (3) subject to subsection (c) below, in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (4) in financial statements as required by GAAP;

                  (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by the Transaction Documents and making any necessary business judgments with respect thereto; and

                  (iii) it will, upon demand, return (and cause each of its representatives to return) to the applicable Co-Agent, all documents or other written material received from any Conduit in connection with
         (a)(i)(B) above and all copies thereof made by such party which contain the Program Information.

                  (b) Availability of Confidential Information. This Section
14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than the Administrative Agent or were known to such party on a nonconfidential basis prior to its disclosure by the Administrative Agent.

                  (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will provide the Administrative Agent with prompt written notice so that the Administrative Agent may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion. In the event that such protective order or other remedy is not obtained, or the Administrative Agent agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

                  (d) Not a Tax Shelter. Notwithstanding any other express or implied agreement to the contrary, the parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms "tax treatment" and "tax structure" have the meanings specified in Treasury Regulation section 1.6011-4(c).

                  (e) Survival. This Section 14.8 shall survive termination of this Agreement.

                  Section 14.9 Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Annex, Schedule or Exhibit are to such Section of or Annex, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

                  Section 14.10 Integration. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                  Section 14.11 Governing Law. EACH TRANSACTION DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF THE BORROWER OR THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Section 14.12 Waiver Of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR

DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

                  Section 14.13 Consent To Jurisdiction; Waiver Of Immunities. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:

                  (a) IT IRREVOCABLY (i) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF AN ACTION OR PROCEEDING IN SUCH COURTS.

                  (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

                  Section 14.14 Business Associate Agreement; Health Care Data Privacy and Security Requirements.

                  (a) Definitions. "HIPAA" means the Health Insurance Portability and Accountability Act of 1996. The terms "Privacy Regulations" and "Security Regulations" refer to all of the regulations in effect from time to time issued pursuant to HIPAA and applicable to (respectively) the privacy or the security of Individually Identifiable Health Information (found at Title 45, Code of Federal Regulations (CFR) Parts 160, 162, and 164). "Business Associate" refers to each of the Agents, the Borrower and any successor Servicer to Quest Diagnostics appointed by the Agents pursuant to this Agreement, severally and not jointly. All other terms used, but not otherwise defined in this Section, shall have the same meaning as those terms defined in the Title 45 of the Code of Federal Regulations applicable to HIPAA or any successor statute.

                  (b) Privacy. In accordance with the purposes of this Agreement, Quest Diagnostics will disclose to each Business Associate, and each Business Associate will use, disclose, and/or create Protected Health Information (hereinafter called "PHI") only on behalf of Quest Diagnostics for the specific purposes set forth in this Agreement. Each Business Associate agrees not to use or further disclose any PHI or Individually Identifiable Health Information received from Quest Diagnostics or created by any Business Associate other than as permitted by this Agreement or as required by applicable law or regulations, including the Privacy Regulations and the Security Regulations. Each Business Associate will only use or disclose the Minimum Necessary PHI to accomplish the intended purpose of its uses or disclosures. Each Business Associate will implement appropriate safeguards to prevent the use or disclosure of an Individual's PHI other than as provided for by this Agreement or in accordance with law and shall document its safeguards. Each Business Associate will provide access to an Individual's PHI upon the reasonable request of Quest Diagnostics, will make any amendments to an Individual's PHI as directed by Quest Diagnostics, and will maintain a record of disclosures of PHI as required for Quest Diagnostics to make an accounting to the Individual as required by the Privacy Regulations. Each Business Associate will promptly report to Quest Diagnostics any use or disclosure of an Individual's PHI not provided for by this Agreement or any security incident (as that term is defined in the Security Regulations) of which such Business Associate becomes aware. In the event any Business Associate contracts with any sub-contractors or agents and provides them with an Individual's PHI, such Business Associate shall include provisions in its agreements whereby the sub-contractor or agent agrees to the same privacy and security requirements and restrictions and conditions that apply to such Business Associate with respect to the Individual's PHI. Each Business Associate will, upon reasonable notice, make its internal practices, books, and records relating to the use and disclosure of an Individual's PHI available to the Secretary of Health and Human Services and to Quest Diagnostics to the extent required for determining compliance with this Section, the Privacy Regulations, and the Security Regulations. Notwithstanding the foregoing, no legal privilege shall be deemed waived by any Business Associate or Quest Diagnostics by virtue of this clause
(b) of this Section. Quest Diagnostics may terminate this Agreement without penalty or recourse if it determines that any Business Associate has violated a material term of this Section or applicable law that is not cured within thirty
(30) calendar days after delivery of the notice of violation to all of the Business Associates or, in lieu of termination, Quest Diagnostics, in its sole discretion, may report the breach to the Secretary. Upon termination of this Agreement for any reason, each Business Associate and its sub-contractors or agents agree to return or to destroy all PHI and retain no copies (and to certify to such actions) unless otherwise agreed by Quest Diagnostics or such return or disclosure is not reasonably feasible (in which case, at no additional cost to Quest Diagnostics, each Business Associate will extend the protections of this Section to the PHI that such Business Associate maintains and limit any further uses and disclosures of the PHI to the purposes that make the return or destruction of the PHI not feasible).

                  (c) Security. Each Business Associate shall adopt, implement and maintain throughout the term of this Agreement security policies, procedures, and practices, administrative, physical and technical safeguards, and security mechanisms that reasonably and adequately protect the confidentiality, integrity, and availability of the PHI that it creates, receives, maintains, or transmits on behalf of Quest Diagnostics ("Business Associate Safeguards"), and each Business Associate shall require its sub-contractors or agents to adopt Business Associate Safeguards that are equally appropriate and adequate. Quest Diagnostics may terminate this Agreement at any time, without penalty, if it determines, in its sole discretion, that the Business Associate Safeguards are unsatisfactory.

                  (d) Benefit. This Section is not intended to create any right in or obligations to any Person that is not a party to this Agreement, including Individuals.

                  (e) Mitigation. In addition to any rights of indemnification contained in this Agreement, each Business Associate will take commercially reasonable steps to mitigate any harm caused by its breach of this Section and/or reimburse Quest Diagnostics for the cost of commercially reasonable mitigation based upon, arising out of or attributable to the acts or omissions of such Business Associate, its employees, officers, directors, agents, or sub-contractors for uses or disclosures in violation of this Section.

                  (f) Amendment. Each of the Business Associates and Quest Diagnostics agree to amend this Section in such manner as is reasonably necessary to comply with any amendment of (i) HIPAA or other applicable law,
(ii) the Privacy Regulations, the Security Regulations, or other applicable regulations, or (iii) any applicable court decision or binding governmental policy. If the parties are unable to agree on an amendment within 30 days of notice from Quest Diagnostics to each Business Associate of the requirement to amend this Section, Quest Diagnostics may, at its option, terminate this Agreement upon written notice to the Business Associates.

                  (g) Survival. This Section and the confidentially, privacy, security, and other requirements established herein shall survive termination of this Agreement.

                  (h) Interpretation. Any ambiguity in this Section shall be resolved in favor of a meaning that permits Quest Diagnostics to comply with the Privacy Regulations and the Security Regulations.

                  (i) Several Liability of Business Associates. No Business Associate shall have any liability to Quest Diagnostics or any third party of any kind or nature, whether such liability is asserted on the basis of contract, tort (including negligence or strict liability), or otherwise, arising from the failure of any other Business Associate to fulfill its obligations under this Section.

                  Section 14.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

                  Section 14.16 No Recourse Against Other Parties. The several obligations of the Lenders under this Agreement are solely the corporate obligations of such Lender. No recourse shall be had for the payment of any amount owing by such Lender under this Agreement or for the payment by such Lender of any fee in respect hereof or any other obligation or claim of or against such Lender arising out of or based upon this Agreement, against any employee, officer, director, incorporator or stockholder of such Lender. Each of the Borrower, the Servicer and the Administrative Agent agrees that each of the Conduits shall be liable for any claims that such party may have against such Conduit only to the extent that such Conduit has excess funds and to the extent such assets are insufficient to satisfy the obligations of such Conduit hereunder, such Conduit shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Conduit. Any and all claims against any of the Conduits or any of the Agents shall be subordinate to the claims against such Persons of the holders of such Conduit's Commercial Paper Notes and its Liquidity Banks.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

                                    QUEST DIAGNOSTICS RECEIVABLES INC.


                                    By:  __________________________________
                                         Name:
                                         Title:






SERVICER:

                                    QUEST DIAGNOSTICS INCORPORATED


                                    By:  __________________________________
                                         Name:
                                         Title:

ADMINISTRATIVE AGENT:

                         WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Blue Ridge Agent

                         By:  __________________________________
                              Name:
                              Title:




LENDERS:
                         BLUE RIDGE ASSET FUNDING CORPORATION

                         BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY-IN-FACT


                         By:  __________________________________
                              Name:
                              Title:

                              Initial Commitment: not applicable


                         WACHOVIA BANK, NATIONAL ASSOCIATION



                         By:  __________________________________
                              Name:
                              Title:

                              Initial Commitment: $150,000,000

                         LA FAYETTE ASSET SECURITIZATION LLC


                         By:  _________________________________
                              Name:  Anthony Brown
                              Title: Vice President

                              Initial Commitment: not applicable




                         CREDIT LYONNAIS NEW YORK BRANCH


                         By: _________________________________
                             Name:  Anthony Brown
                             Title: Vice President


                             Initial Commitment: $50,000,000

                         JUPITER SECURITIZATION CORPORATION



                         By:  __________________________________
                              Name:  Sherri Gerner
                              Title: Authorized Signer

                              Initial Commitment: not applicable


                         BANK ONE, NA



                         By: __________________________________
                             Name:  Sherri Gerner
                             Title: Director, Capital Markets

                             Initial Commitment: $50,000,000






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


                                     ANNEX A
                                   DEFINITIONS

                  A. Certain Defined Terms. As used in this Agreement:

                  "Account" shall have the meaning specified in Article 9 of the UCC.

                  "Accrual Period" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial Loan hereunder to (and including) the last day of the calendar month thereafter.

                  "Administrative Agent" has the meaning provided in the preamble of this Agreement.

                  "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

                  "Affected Party" means each of the Lenders, the Agents and the Liquidity Banks.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Affiliated Obligor" in relation to any Obligor means an Obligor that is an Affiliate of such Obligor.

                  "Agents" means the Administrative Agent and the Co-Agents.

                  "Aggregate Commitment" means the aggregate of the Commitments of the Liquidity Banks, as reduced or increased from time to time pursuant to the terms hereof.

                  "Agreement" means this Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

                  "Allocation Limit" means the sum of the Blue Ridge Allocation Limit, the La Fayette Allocation Limit and the Jupiter Allocation Limit.

                  "Alternate Base Rate" means for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate or the Default Rate.

                  "Applicable Percentage" shall have the meaning provided in the Credit Agreement (whether or not the Credit Agreement remains in effect).

                  "Approved Amendment" means:

                  (a) until such time (if any) that Quest Diagnostics' long-term senior unsecured debt rating from Moody's is raised above Ba1, and for so long as Quest Diagnostics' long-term senior unsecured debt ratings remain at BBB- or higher from S&P and at (but not below) Ba1 from Moody's, any amendment to or waiver of the Credit Agreement to which the requisite banks under the Credit Agreement consent,

                  (b) after the time (if any) that Quest Diagnostics' long-term senior unsecured debt rating from Moody's is raised to Baa3 or higher, and for so long as Quest Diagnostics' long-term senior unsecured debt ratings remain at BBB- or higher from S&P and at Baa3 or higher from Moody's, any amendment to or waiver of the Credit Agreement to which the requisite banks under the Credit Agreement consent, and

                  (c) at any time while Quest Diagnostics' long-term senior unsecured debt rating from either S&P or Moody's fails to meet the applicable minimum level set forth in (a) or (b) above or any such minimum rating is classified as being on "negative watch" or the equivalent, any amendment to or waiver of the Credit Agreement approved by the requisite banks under the Credit Agreement and to which either
         (i) each of the Co-Agents (acting in its capacity as such under this Agreement) gives its written consent on or within 30 days after receipt of a copy of the proposed amendment or waiver, or (ii) one or two of the Co-Agents but not all of the Co-Agents gives its written consent on or within 30 days after receipt of a copy of the proposed amendment (but not waiver) and the Obligations owing each dissenting Co-Agent's Group are paid in full on or within 60 days after such 30th day.

                  "Article" means an article of this Agreement unless another document is specifically referenced.

                  "Authorized Officer" means with respect to either Loan Party, any of the following, acting singly: its chief executive officer, its president, its vice president-finance, its treasurer or its secretary.

                  "Bank One" has the meaning provided in the preamble of this Agreement.

                  "Bank One Roles" has the meaning provided in Section 11.10(c).

                  "Blue Ridge" has the meaning provided in the preamble of this Agreement.

                  "Blue Ridge Agent" has the meaning provided in the preamble of this Agreement.

                  "Blue Ridge Allocation Limit" has the meaning set forth in
Section 1.1(a).

                  "Blue Ridge Fee Letter" means that certain Amended and Restated Blue Ridge Fee Letter dated as of September 30, 2003 by and among Quest Diagnostics, the Borrower, Blue Ridge and Wachovia, as Blue Ridge Agent and Administrative Agent.

                  "Blue Ridge Group" has the meaning provided in the preamble of this Agreement.

                  "Blue Ridge Liquidity Agreement" means the Third Amended and Restated Liquidity Asset Purchase Agreement dated as of January 14, 2002 among Blue Ridge, the Blue Ridge Agent, and the Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "Blue Ridge Liquidity Bank" means any Liquidity Bank that enters into this Agreement and the Blue Ridge Liquidity Agreement.

                  "Borrower" has the meaning provided in the preamble of this Agreement.

                  "Borrowing Base" means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Monthly Report, minus the Required Reserve as of the last day of the period covered by the most recent Monthly Report.

                  "Borrowing Date" means a date on which an Advance is made hereunder.

                  "Borrowing Request" is defined in Section 2.1.

                  "Broken Funding Costs" means, for any CP Rate Loan of Blue Ridge or Jupiter which: (i) has its principal reduced without compliance by the Borrower with the notice requirements hereunder or (ii) is not prepaid in the amount specified in a Prepayment Notice on the date specified therein or (iii) is assigned by Blue Ridge or Jupiter to its Liquidity Banks under its Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the applicable commercial paper tranche periods determined by the Blue Ridge Agent or the Jupiter Agent, as applicable, to relate to such Loan subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such prepayment was designated to occur pursuant to the applicable Prepayment Notice) of the principal of such CP Rate Loan if such reduction, assignment or termination had not occurred or such Prepayment Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such principal is allocated to another CP Rate Loan, the amount of CP Costs actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another CP Rate Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

                  "Business Associate" has the meaning set forth in Section
14.14.

                  "Business Associate Safeguards" has the meaning set forth in
Section 14.14.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, Chicago, Illinois or Teterboro, New Jersey, and The Depository Trust Company of New York is open for business, and if the applicable Business Day relates to any computation or payment to be made with respect to the Eurodollar Rate (Reserve Adjusted), any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "Cash Collateral Payment" means, on any date of determination, the dollar amount resulting from the product of (i) the arithmetic average of the dollar amount of cash collections from the

4 immediately preceding Report Weeks and (ii) the result of dividing (a) the then aggregate outstanding principal balance of the Advances by (b) the aggregate Unpaid Net Balance of all Receivables, as reflected on the most recent prior Monthly Report.

                  "Change in Control" means:

                  (a) the failure of Quest Diagnostics to own (directly or through one or more wholly-owned Subsidiaries of Quest Diagnostics) 100% of the issued and outstanding Equity Interests (including all Equity Rights) of the Borrower;

                  (b) the failure of Quest Diagnostics to own (directly or through one or more wholly-owned Subsidiaries of Quest Diagnostics) 100%, on a fully-diluted basis, of the issued and outstanding Equity Interests (including all Equity Rights) of each of the other Originators; provided, however, that no Change in Control shall be deemed to have occurred under this clause (b) if, in any calendar year, Quest Diagnostics ceases to beneficially own (directly or through one or more wholly-owned Subsidiaries of Quest Diagnostics) 100%, on a fully diluted basis, of the issued and outstanding Equity Interests (including all Equity Rights) of any Originator or Originators whose Net Receivables as of the last day of the prior calendar year did not represent more than 10% of the Net Receivables of all Originators as of the last day of such prior calendar year; or

                  (c) (i) any Person or any group shall (A) beneficially own (directly or indirectly) in the aggregate Equity Interests of Quest Diagnostics having 35% or more of the aggregate voting power of all Equity Interests of Quest Diagnostics at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Quest Diagnostics; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Quest Diagnostics (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Quest Diagnostics was approved by a vote of a majority of the directors of Quest Diagnostics then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Quest Diagnostics then in office.

For purposes of this definition, the terms "beneficially own" and "group" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  "Client-Billed Receivable" means a Receivable booked in the "client-billed receivables" category of accounts receivable in the billing and accounting process of the applicable Originator owing from a physician, hospital or other institutional Obligor (including a Governmental Authority or affiliated Obligor) which is billed monthly in arrears for the services provided with pricing typically based on a negotiated fee schedule. For the avoidance of doubt, no Client-Billed Receivable would be (a) a "Government Receivable" of the type described in clause (i), (ii) or (iii) of the definition of such term, or
(b) owing from another payor type such as an individual "self-pay" patient or an insurance company or managed care plan.

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


                  "Client-Billed Receivables for the Reserve Computation" means, at any time, an amount determined by multiplying the Client-Billed Receivables Percentage by Net Receivables.

                  "Client-Billed Receivables Percentage" means, at any time, the percentage equal to (a) the Unpaid Net Balance of all Client-Billed Receivables, divided by (b) the Unpaid Net Balance of all Receivables, in each of the foregoing cases, determined as of the last day of the calendar month then most recently ended.

                  "Clinical Laboratory Services" means clinical laboratory, anatomic pathology or other diagnostics testing services (including, without limitation, routine and esoteric clinical laboratory services (including genetics testing), clinical laboratory services involved with clinical trials, point-of-care testing, clinical laboratory services involving corporate healthcare and services involved with managing hospital laboratories) and information services involving the provision of data or information programs, services or products which substantially consists of laboratory or other medical data.

                  "CLNY" has the meaning provided in the preamble of this Agreement.

                  "CLNY Roles" has the meaning set forth in Section 11.10(b).

                  "Co-Agents" has the meaning provided in the preamble of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Collateral" has the meaning set forth in Section 9.1.

                  "Collateral Account" has the meaning set forth in Section 7.1(i)(iv).

                  "Collection Account" means each concentration account, depositary account, lockbox account or similar account into which proceeds of Receivables are deposited.

                  "Collection Account Agreement" means an agreement in substantially the form of Exhibit A hereto by and among a Collection Bank at which a Lockbox or Collection Account is maintained, the applicable Originator (if such Lockbox or Collection Account is in the name of an Originator), the Borrower and the Administrative Agent.

                  "Collection Bank" means any of the banks holding one or more Collection Accounts or Lockboxes.

                  "Collections" means, (a) with respect to any Receivable, all funds which either (i) are received from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, payments that the Borrower, any Originator or the Servicer receives from third party payors and applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (ii) are Deemed Collections, and (b) with respect to any Demand Advance, any payment of principal

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


or interest in respect thereof and any Permitted Investments and the proceeds thereof made with any such payment.

                  "Commercial Paper Notes" means the commercial paper promissory notes, if any, issued by or on behalf of any of the Conduits to fund, in whole or in part, any of its CP Rate Loans.

                  "Commitment" means, for each Liquidity Bank, its obligation to make Loans not exceeding the amount set forth opposite its signature to the Agreement, as such amount may be modified from time to time pursuant to the terms hereof.

                  "Commitment Increase Request" has the meaning set forth in
Section 1.7.

                  "Commitment Reduction Notice" has the meaning set forth in
Section 1.6.

                  "Conduits" has the meaning provided in the preamble of this Agreement.

                  "Constituent" means (a) as to the La Fayette Agent, any member of the La Fayette Group from time to time party hereto, (b) as to the Jupiter Agent, any member of the Jupiter Group from time to time party hereto, and (c) as to the Blue Ridge Agent, any member of the Blue Ridge Group from time to time party hereto, and when used as an adjective, "Constituent" shall have a correlative meaning.

                  "Contract" means, with respect to any Receivable, any requisition, purchase order, agreement, contract or other writing with respect to the provision of services by an Originator to an Obligor other than (i) an Invoice, and (ii) any confidential patient information including, without limitation, test results.

                  "Contraction" means the dollar amount (if any) by which the aggregate Unpaid Net Balance of Receivables as reflected in the ending balance on a Monthly Report is reduced in the immediately subsequent Monthly Report for any reason other than cash collections (it being understood that new Receivables generated in the period covered by the subsequent Monthly Report shall not reduce the amount computed pursuant to the foregoing).

                  "Contraction Ratio" means the percentage equal to a fraction, the numerator of which is the total amount of Contraction during the most recent Settlement Period, and the denominator of which is the amount of Net Revenues generated by the Originators during the most recent Settlement Period.

                  "Contraction Reserve" means a percentage equal to the product of (i) 5 and (ii) the 12-month high of the 4-month rolling average Contraction Ratio during the most recent 12-month period.

                  "Contractual Disallowance" means an amount which represents the amount by which a Receivable is, consistent with usage and practices in the applicable Originator's industry, expected to be reduced prior to payment by the Obligor thereon.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of or other

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


instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "CP Costs" means, for each day for Jupiter or Blue Ridge, the sum of (i) discount or interest accrued on such Conduit's Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of its placement agents and its Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Conduit's Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by such Conduit's Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received by or on behalf of such Conduit on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with such Conduit's Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of such Conduit's Broken Funding Costs related to the prepayment of any investment of Blue Ridge or Jupiter, as the case may be, pursuant to the terms of any receivable purchase or financing facilities funded substantially with its Pooled Commercial Paper. In addition to the foregoing costs, if the Borrower (or the Servicer, on the Borrower's behalf) shall request any Advance during any period of time determined by the Blue Ridge Agent or the Jupiter Agent in its sole discretion to result in incrementally higher CP Costs applicable to Blue Ridge's or Jupiter's, as the case may be, Loan included in such Advance, the principal associated with any such Loan of Blue Ridge or Jupiter shall, during such period, be deemed to be funded by Blue Ridge or Jupiter, as applicable, in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

                  "CP Rate" means:

                  (a) with respect to Blue Ridge for any CP Tranche Period, the per annum interest rate that, when applied to the outstanding principal balance of Blue Ridge's CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to Blue Ridge's CP Costs for such CP Tranche Period;

                  (b) with respect to Jupiter for any CP Tranche Period, the per annum interest rate that, when applied to the outstanding principal balance of Jupiter's CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to Jupiter's CP Costs for such CP Tranche Period; and and

                  (c) with respect to La Fayette for any CP Tranche Period, the per annum interest rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of La Fayette having a term equal to such CP Tranche Period are sold plus (to the extent not already deducted from the Principal Amount of such Commercial Paper Notes) the amount of any placement agent or commercial paper dealer fees incurred in connection with such sale and other costs associated with funding small or odd-lot amounts.

                  "CP Rate Loan" means a Loan made by any of the Conduits which bears interest at a CP Rate.

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


                  "CP Tranche Period" means:

                  (a) with respect to Blue Ridge or Jupiter, an Accrual Period, and

                  (b) with respect to La Fayette, a period of 7 to 90 days commencing on a Business Day selected by the Borrower (or by the Servicer, on the Borrower's behalf) and agreed to by the La Fayette Agent pursuant to Section 2.2; provided, however, that if any such CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the preceding Business Day.

                  "Credit Agreement" means that certain Credit Agreement dated as of June 27, 2001 among Quest Diagnostics as borrower, certain of its Subsidiaries as guarantors, various lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and as issuing lender, as in effect on the date of this Agreement, or as thereafter modified from time to time in one or more Approved Amendments.

                  "Credit and Collection Policy" means those credit and collection policies and practices of the Originators relating to Contracts and Receivables, copies or summaries of which are attached as Exhibit C to the Sale Agreement, as the same may be modified from time to time without violating
Section 7.3(c) of this Agreement.

                  "Cut-Off Date" means November 30, 1999 and the last day of each calendar month thereafter.

                  "Days Sales Outstanding" means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate Unpaid Net Balance of Receivables as of the most recent Cut-Off Date, by (ii) the aggregate Net Revenues generated by the Originators during the three calendar months including and immediately preceding such Cut-Off Date.

                  "Deemed Collections" means Collections deemed received by the Borrower under Section 3.4.

                  "Default Rate" means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

                  "Default Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Defaulted Receivables as of such Cut-Off Date, by (y) the aggregate Unpaid Net Balance of all Receivables as of such Cut-Off Date.

                  "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 180 days from the original invoice date in respect of such Receivable; (b) as to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereof; or (c) which has been, or, consistent with the Credit and Collection Policy would be, written off the Borrower's, any Originator's or the Servicer's books as uncollectible due to the lack of creditworthiness of the applicable Obligor(s).

                  "Delinquency Ratio" at any time means the ratio (expressed as a percentage) computed as of the Cut-Off Date for the next preceding calendar month by dividing (x) the aggregate Unpaid Net

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


Balance of all Receivables that are Delinquent Receivables on such Cut-Off Date by (y) the aggregate Unpaid Net Balance of Receivables on such Cut-Off Date.

                  "Delinquent Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 150 days or more from the original invoice date in respect of such Receivable but which is not yet a Defaulted Receivable.

                  "Demand Advance" means an advance made by the Borrower to Quest Diagnostics on any day during the Revolving Period other than a Settlement Date on which no Event of Default or Unmatured Default exists and is continuing, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security, (c) bears interest at a market rate determined by the Borrower and the Servicer from time to time, (d) is not subordinated to any other Indebtedness or obligation of Quest Diagnostics, and
(e) may not be offset by Quest Diagnostics against amounts due and owing from the Borrower to Quest Diagnostics under its Subordinated Note.

                  "Dilution" means the amount of any reduction or cancellation of the Unpaid Net Balance of a Receivable as described in Section 3.4(a) or (b).

                  "Disallowed Receivable" means a Receivable for which payment is not expected to be received by the applicable Originator.

                  "Dollars" means dollars in lawful money of the United States of America.

                  "Downgraded Liquidity Bank" means a Liquidity Bank of Blue Ridge or Jupiter which becomes the subject of a Downgrading Event.

                  "Downgrading Event" with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

                  "Eligible Assignee" means (a) any "bankruptcy remote" special purpose entity which is administered by Wachovia, Bank One or CLNY (or any Affiliate of Wachovia, Bank One or CLNY) that is in the business of acquiring or financing receivables, securities and/or other financial assets and which issues commercial paper notes that are rated at least A-1 by S&P and P-1 by Moody's,
(b) any Qualifying Liquidity Bank, or (c) in the case of Blue Ridge, any Downgraded Liquidity Bank whose liquidity commitment has been fully drawn by the Blue Ridge Agent and funded into a collateral account.

                  "Eligible Originator" means any of (a) Quest Diagnostics, (b) Quest Diagnostics Incorporated a Michigan corporation, Quest Diagnostics Incorporated, a Maryland corporation, Quest Diagnostics Incorporated, a California corporation, Quest Diagnostics LLC, a Connecticut limited liability company, Quest Diagnostics LLC, a Massachusetts limited liability company, Quest Diagnostics of Pennsylvania Inc., a Delaware corporation, MetWest Inc., a Delaware corporation, Quest Diagnostic Clinical Laboratories Inc., a Delaware corporation, Quest Diagnostics LLC, an Illinois limited liability company, and
(c) each of the other direct or indirect, wholly-owned Subsidiaries of Quest Diagnostics who (with the consent of the Co-Agents if such Subsidiary constitutes a Material Proposed Addition) becomes a "seller" party to the Sale Agreement by executing a Joinder Agreement and complying with the conditions set forth in Article V of the Sale Agreement.

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


                  "Eligible Receivable" means, at any time, a Receivable:

                  (a) which is a Receivable arising out of the provision or sale of Clinical Laboratory Services by an Eligible Originator in the ordinary course of its business that has been sold or contributed by such Originator to the Borrower pursuant to the Sale Agreement in a "true sale" or "true contribution" transaction;

                  (b) as to which the perfection of the Administrative Agent's security interest, on behalf of the Secured Parties, is governed by the laws of a jurisdiction where the Uniform Commercial Code-Secured Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

                  (c) the Obligor of which is resident of the United States or any of its possessions or territories, and is not an Affiliate of any Loan Party or Originator;

                  (d) which is not a Disallowed Receivable at such time;

                  (e) which is not a Defaulted Receivable or a Delinquent Receivable at such time;

                  (f) with regard to which the representations and warranties of the Borrower in Sections 6.1(j), (l) and (p) are true and correct;

                  (g) with regard to which the granting of a security interest therein does not contravene or conflict with any law;

                  (h) which is denominated and payable only in Dollars in the United States;

                  (i) which constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any actual or reasonably expected Contraction, dispute, offset (except as provided below), counterclaim or defense whatsoever; provided, however, that if such actual or reasonably expected Contraction or such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Net Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Net Balance which is not so affected;

                  (j) which, together with any Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

                  (k) which satisfies in all material respects all applicable requirements of the applicable Eligible Originator's Credit and Collection Policy;

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


                  (l) which is due and payable within 60 days from the invoice date of such Receivable;

                  (m) [intentionally omitted];

                  (n) the original term of which has not been extended (except as permitted in Section 8.2(c));

                  (o) which has not been identified, either specifically or as a member of a class, in a notice by any of the Agents, in the exercise of its commercially reasonable credit judgment, as a Receivable that is not acceptable, including, without limitation, because such Receivables arises under a Contract that is not acceptable to such Agent; and

                  (p) if the applicable Eligible Originator acquired such Receivable through a Material Acquisition requiring a Review, the Administrative Agent has notified the Borrower in writing that (i) such Receivable is (and other similarly-acquired Receivables are) acceptable to the Agents based on the satisfactory outcome of such Review, and
         (ii) that each Conduit's Rating Agency Condition has been satisfied.

                  "Employee Benefit Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Quest Diagnostics or a Subsidiary could incur liability.

                  "Equity Interests" means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the date of this Agreement.

                  "Equity Rights" means, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Entity" means any member of an ERISA Group.

                  "ERISA Event" means (a) any Reportable Event with respect to a Pension Plan; (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability

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


under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.

                  "ERISA Group" means any Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Loan Party, are treated as a single employer under Section 414 of the Code.

                  "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

                  "Eurodollar Rate" means, for any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M [Index] Q [Go] effective as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Co-Agents, at approximately 10:00 a.m., New York City time, two Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Liquidity Funding.

                  "Eurodollar Rate (Reserve Adjusted)" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

                  "Eurodollar Reserve Percentage" means, with respect to any Interest Period, the maximum reserve percentage, if any, applicable to a Liquidity Bank under Regulation D during such Interest Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be applicable) for determining such Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Interest Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by such Liquidity Bank by reason of any

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


Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

                  "Event of Default" means an event described in Section 10.1.

                  "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "Excess Concentration Amount" means, as of any date, the sum of the amounts by which the aggregate Unpaid Net Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded JV Receivable" means any account receivable (and proceeds thereof) that Quest Diagnostics of Pennsylvania Inc. ("Quest Pennsylvania") bills in its own name and collects through its own accounts arising from services for which revenues belong to Quest Diagnostics Venture LLC under that certain Sharing and General Allocation Agreement dated as of November 1, 1998 by and among Quest Diagnostics Venture LLC, a Pennsylvania limited liability company, Quest Pennsylvania and UPMC Health System Diversified Services, Inc., as amended or modified from time to time.

                  "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

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


                  "Extension Fee" means such amount as the Agents and the Borrower may agree upon at the time of any Extension Request.

                  "Extension Request" has the meaning set forth in Section 1.8.

                  "Facility Fee" has the meaning set forth in the Fee Letters.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the applicable Co-Agent on such day on such transactions, as reasonably determined by such Co-Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

                  "Fee Letters" means, collectively, the La Fayette Fee Letter, the Jupiter Fee Letter and the Blue Ridge Fee Letter.

                  "Final Payout Date" means the date on or following the Termination Date on which the Obligations have been paid in full.

                  "Foreign Plan" means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Quest Diagnostics or any of its Subsidiaries with respect to employees employed outside the United States.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

                  "General Intangible" shall have the meaning specified in
Article 9 of the UCC.

                  "Government Receivable" means:

                  (i) any Receivable with respect to which the Obligor is the United States (or an agency or intermediary thereof) obligated to pay, pursuant to federal Medicare statutes and regulations, for services rendered to eligible beneficiaries thereunder,

                  (ii) any Receivable arising under any state's Medicaid statutes and regulations, for services rendered to eligible beneficiaries thereunder,

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


                  (iii) (A) any Receivable with respect to which the Obligor is the United States (or an agency or fiscal intermediary thereof) obligated to pay, pursuant to federal statutes and regulations applicable to The Civilian Health and Medical Program of the Uniform Services, for services rendered to eligible beneficiaries thereunder and not in contravention of any statute or regulation applicable thereto and (B) any Receivable with respect to which the Obligor is any Person (other than a Governmental Authority) who enters into a contract with the United States for the provision of health care services rendered to eligible beneficiaries under The Civilian Health and Medical Program of the Uniform Services,

                  (iv) any Receivable with respect to which the Obligor is the United States (or an agency or fiscal intermediary thereof) obligated to pay, pursuant to federal statutes and regulations applicable to The Civilian Health and Medical Program of Veterans Affairs, for services rendered to eligible beneficiaries thereunder and not in contravention of any statute or regulation applicable thereto,

                  (v) any other Receivable as to which the Obligor is a Governmental Authority,

                  (vi) any other Receivable as to which payment is required by law to be made directly to the provider of the services giving rise thereto or to an account under such provider's exclusive dominion and control, or

                  (vii) any other Receivable requiring compliance with the Federal Assignment of Claims Act or any similar state legislation.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Group" means the Blue Ridge Group, the Jupiter Group or the La Fayette Group, as the case may be.

                  "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

                  "HIPAA" has the meaning set forth in Section 14.14.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such Person, to the lesser of the principal amount of such Indebtedness or the fair market value of such property, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

                  "Indemnified Amounts" has the meaning set forth in Section 13.1(a).

                  "Indemnified Party" has the meaning set forth in Section 13.1(a).

                  "Independent Director" has the meaning set forth in Section 7.4(b).

                  "Interest Payment Date" means:

                  (a) with respect to any CP Rate Loan of Blue Ridge or Jupiter, each Settlement Date, and with respect to any CP Rate Loan of La Fayette, the last day of its CP Tranche Period, the date on which any such CP Rate Loan is prepaid, in whole or in part, and the Termination Date;

                  (b) with respect to any Eurodollar Loan, the last day of its Interest Period, the date on which any such Loan is prepaid, in whole or in part, and the Termination Date;

                  (c) with respect to any Alternate Base Rate Loan, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, the date on which the applicable Liquidity Bank's Scheduled Termination Date occurs, and the Termination Date; and

                  (d) with respect to any Loan while the Default Rate is applicable thereto, upon demand or, in the absence of any such demand, each Settlement Date while such Loan remains outstanding, the date on which any such Loan is prepaid, in whole or in part, the Termination Date, and if the applicable Loan was funded by a Liquidity Bank, the date on which the applicable Liquidity Bank's Scheduled Termination Date occurs.

                  "Interest Period" means, with respect to a Eurodollar Loan, a period not to exceed three calendar months commencing on a Business Day selected by the Borrower (or the Servicer on the

Borrower's behalf) pursuant to this Agreement and agreed to by the applicable Co-Agent. Such Interest Period shall end on the day which corresponds numerically to such date one, two, or three calendar months thereafter, provided, however, that (i) if there is no such numerically corresponding day in such next, second or third succeeding calendar month, such Interest Period shall end on the last Business Day of such next, second or third succeeding calendar month, and (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day unless said next succeeding Business Day falls in a new calendar month, then such Interest Period shall end on the immediately preceding Business Day.

                  "Interest Rate" means a Eurodollar Rate (Reserve Adjusted), a CP Rate, an Alternate Base Rate or the Default Rate.

                  "Interest Reserve" means, on any date of determination, 1.5 times the Alternate Base Rate multiplied by a fraction, the numerator of which is the highest Days Sales Outstanding calculated for each of the most recent 12 calendar months and the denominator of which is 360.

                  "Invoice" means, with respect to any Receivable, any paper or electronic bill, statement or invoice for services rendered by an Originator to an Obligor.

                  "Joinder Agreement" has the meaning set forth in the Sale Agreement.

                  "Jupiter" has the meaning provided in the preamble of this Agreement.

                  "Jupiter Agent" has the meaning provided in the preamble of this Agreement.

                  "Jupiter Allocation Limit" has the meaning set forth in
Section 1.1(c).

                  "Jupiter Fee Letter" means that certain Jupiter Fee Letter dated as of September 30, 2003 by and among Quest Diagnostics, the Borrower, Jupiter and the Jupiter Agent.

                  "Jupiter Group" has the meaning provided in the preamble of this Agreement.

                  "Jupiter Liquidity Agreement" means the Liquidity Asset Purchase Agreement dated as of September 30, 2003 among Jupiter, the Jupiter Agent, and the Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "Jupiter Liquidity Bank" means any Liquidity Bank that enters into this Agreement and the Jupiter Liquidity Agreement.

                  "La Fayette" has the meaning provided in the preamble of this Agreement.

                  "La Fayette Agent" has the meaning provided in the preamble of this Agreement.

                  "La Fayette Allocation Limit" has the meaning set forth in
Section 1.1(b).

                  "La Fayette Fee Letter" means that certain La Fayette Fee Letter dated as of September 30, 2003 by and among Quest Diagnostics, the Borrower, La Fayette and CLNY, as La Fayette Agent.

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


                  "La Fayette Group" has the meaning provided in the preamble of this Agreement.

                  "La Fayette Liquidity Agreement" means the Liquidity Asset Purchase Agreement dated as of July 24, 2002 among La Fayette, the La Fayette Agent, and the Liquidity Banks from time to time party thereto, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "La Fayette Liquidity Bank" means any Liquidity Bank that now or hereafter enters into this Agreement and the La Fayette Liquidity Agreement.

                  "Laws" means, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

                  "Lenders" means, collectively, Blue Ridge, the Blue Ridge Liquidity Banks, La Fayette, the La Fayette Liquidity Banks, Jupiter, the Jupiter Liquidity Banks, and their respective successors and permitted assigns.

                  "Lien" means any security interest, lien, encumbrance, pledge, assignment, title retention, similar claim, right or interest.

                  "Liquidity Agreements" means, collectively, the La Fayette Liquidity Agreement, the Jupiter Liquidity Agreement and the Blue Ridge Liquidity Agreement.

                  "Liquidity Bank" means (a) with respect to Blue Ridge, Wachovia or any Eligible Assignee of Wachovia's Commitment and Liquidity Commitment, (b) with respect to La Fayette, CLNY or any Eligible Assignee of CLNY's Commitment and Liquidity Commitment, and (c) with respect to Jupiter, Bank One or any Eligible Assignee of Bank One's Commitment and Liquidity Commitment, in each of the foregoing cases, to which the Borrower has consented if required under Section 12.1. A Liquidity Bank will become a "Lender" hereunder at such time as it makes any Liquidity Funding.

                  "Liquidity Commitment" means, with respect to each Liquidity Bank, its 364-day commitment to make Liquidity Fundings pursuant to the Liquidity Agreement to which it is a party.

                  "Liquidity Funding" means (a) a purchase made by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Loan of its applicable Conduit, or (b) any Loan made by the applicable Liquidity Banks in lieu of a Conduit pursuant to Section 1.1.

                  "Loan" means any loan made by a Lender to the Borrower pursuant to this Agreement. Each Loan shall either be a CP Rate Loan, an Alternate Base Rate Loan or a Eurodollar Rate Loan, selected in accordance with the terms of this Agreement.

                  "Loan Parties" means, collectively, (i) the Borrower, and (ii) Quest Diagnostics so long as it is acting as the Servicer (or as a sub-servicer) hereunder.

                  "Lockbox" means any post office box maintained by an Originator on behalf of the Borrower to which payments on certain Receivables are mailed.

                  "Material Acquisition" means that any existing Originator acquires the Unpaid Net Balance of Receivables of one or more other Persons who are not existing Eligible Originators, whether by purchase, merger, consolidation or otherwise, if (i) the aggregate Unpaid Net Balance of receivables so acquired from any one such Person exceeds 10% of the Allocation Limit in effect on the date of acquisition, merger or consolidation, or (ii) the aggregate Unpaid Net Balance of receivables so acquired from all Persons in any calendar year exceeds (or from all such Persons in any calendar year) exceeds 10% of the weighted average Allocation Limit in effect during such calendar year.

                  "Material Adverse Effect" means an event, circumstance, occurrence, or condition which has caused as of any date of determination any of
(a) a material adverse effect, or any condition or event that has resulted in a material adverse effect, on the business, operations, financial condition or assets of (i) the Originators taken as a whole (after taking into account indemnification obligations by third parties that are Solvent to the extent that such third party has not disputed (after notice of claim in accordance with the applicable agreement therefor) liability to make such indemnification payment),
(ii) the Servicer, or (iii) the Borrower, (b) a material adverse effect on the ability of the Originators, the Servicer or the Borrower to perform when and as due any of their material obligations under any Transaction Document to which they are parties, (c) a material adverse effect on the legality, binding effect or enforceability of any Transaction Document or any of the material rights and remedies of any of the Agents or Lenders thereunder or the legality, priority, or enforceability of the Lien on a material portion of the Collateral, or (d) a material adverse effect upon the validity, enforceability or collectibility of a material portion of the Receivables.

                  "Material Proposed Addition" means a Person whom any Loan Party proposes to add as a "seller" under the Sale Agreement if either (i) the aggregate Unpaid Net Balance of such Person's receivables (on the proposal date) exceeds 10% of the weighted average Allocation Limit in effect on the proposal date, or (ii) the Unpaid Net Balance of such Person's receivables (on such proposal date), when aggregated with the receivables of all other Persons added as "sellers" under the Sale Agreement in the same calendar year (measured on the respective dates such other Persons became "sellers" under the Sale Agreement) exceeds 10% of the weighted average Allocation Limit in effect during such calendar year.

                  "Missing Information Percentage" means (i) for the first 8 Settlement Periods following the date of the initial Advance, the percentage equal to the ratio of (a) the total number of incomplete requisitions received in any month by all Originators other than Quest Diagnostics Clinical Laboratories, to (b) the total number of requisitions resulted in such month by all Originators other than Quest Diagnostics Clinical Laboratories and (ii) for all subsequent Settlement Periods, the percentage equal to the ratio of (a) the total number of incomplete requisitions received in any month by the Originators, to (b) the total number of requisitions resulted in such month by the Originators. For this purpose, a requisition (whether in paper or electronic format) is incomplete if at the time that the test results of a specimen are reported, the Originator has not been provided sufficient information (whether from the requisition or otherwise) to bill the appropriate part for the test or other service being performed. As used herein, a "resulted" requisition is one which is processed and on which its results have been reported.

                  "Missing Information Trigger Event" means that the most recent three-calendar month rolling average Missing Information Percentage at any Cut-Off Date exceeds 7.00% (it being understood that if a private carrier or government action imposes any change expected to have an adverse impact on the information gathering process of the Originators, this percentage will not be utilized in the calculation of a Missing Information Trigger Event for the 3 Settlement Periods immediately following such change); provided, however, that regardless of the foregoing, the Borrower and the Co-Agents agree that they will negotiate in good faith to re-define the "Missing Information Trigger Event" prior to the 9th Settlement Period following the date of the initial Advance.

                  "Monthly Report" means a report in the form of Exhibit 3.1(a).

                  "Monthly Reporting Date" means the 20th day of each calendar month; provided, however, that if any such day is not a Business Day, then the Monthly Reporting Date shall occur on the next succeeding Business Day.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any ERISA Entity is then making or accruing an obligation to make contributions, (b) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or
(c) with respect to which any Loan Party could incur liability.

                  "Net Pool Balance" means, at any time, an amount equal to (i) Net Receivables, minus (ii) Specified Government Ineligibles.

                  "Net Receivables" means, at any time, an amount equal to the aggregate Unpaid Net Balance of all Receivables at such time, minus (i) the aggregate Unpaid Net Balance of all Receivables that are not Eligible Receivables at such time, minus (ii) Receivables (other than those covered by any other clause of this definition) that are not yet Delinquent Receivables or Defaulted Receivables which are owing from any Top 10 Obligor as to which more than 50% of the aggregate Unpaid Net Balance of all Receivables owing from such Top 10 Obligor are Defaulted Receivables, minus (iii) the Excess Concentration Amount at such time, minus (iv) 5% of the aggregate Unpaid Net Balance of all Receivables owing from Obligors who are not Top 10 Obligors.

                  "Net Revenues" means, for any calendar month of determination, the gross amount of Receivables generated by the Originators from Clinical Laboratory Services during such calendar month less the associated Contractual Disallowances but before accruals for and write-offs of bad debts.

                  "Non-Approving Lender" means any Lender that does not approve
(a) an Extension Request, (b) a requested waiver to this Agreement or the Credit Agreement, or (c) a requested amendment to this Agreement or the Credit Agreement.

                  "Non-Assignable Contract" means a Contract that contains a prohibition on assignment to, among other Persons, Affiliates of the Originator party thereto.

                  "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders (or any Lender), any of the Agents or any Indemnified Party arising under the Transaction Documents.

                  "Obligor" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

                  "Obligor Concentration Limit" means, at any time, in relation to the aggregate Unpaid Net Balance of Receivables owed by any single Obligor and its Affiliated Obligors (if any), the applicable concentration limit shall (unless each Co-Agent from time to time upon the Borrower's request agrees to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates, which agreement may be conditioned upon an increase in the percentage set forth in clause (A)(i) of the definition of "Required Reserve" or upon satisfaction of the Rating Agency Condition) be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's, the applicable concentration limit shall be determined according to the following table; provided, however, that if such Obligor has a split rating, the applicable rating will be the lower of the two:

    -----------------------------------------------------------------------------------------------
                                                                        Allowable % of Eligible
               S&P Rating                     Moody's Rating                  Receivables
    -----------------------------------------------------------------------------------------------
                   A-1+                            P-1                            10%
    -----------------------------------------------------------------------------------------------
                   A-1                             P-1                             8%
    -----------------------------------------------------------------------------------------------
                   A-2                             P-2                             6%
    -----------------------------------------------------------------------------------------------
                   A-3                             P-3                             3%
    -----------------------------------------------------------------------------------------------
         Below A-3 or Not Rated           Below P-3 or Not Rated                   2%
    -----------------------------------------------------------------------------------------------

and provided, further, that (a) unless and until any of the Agents gives the Borrower 5 Business Days' notice to the contrary, the Obligor Concentration Limit for Aetna U.S. Healthcare, Inc. and its Affiliated Obligors shall be 6% of Eligible Receivables and (b) if the change in a particular Obligor's Obligor Concentration Limit is accomplished by an increase in clause (A)(i) of the definition of Required Reserve, S&P and Moody's will receive notice of the increase and the resulting increase in clause (A)(i) of the Required Reserve.

                  "Organic Document" means, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

                  "Originator" means Quest Diagnostics or any its direct or indirect wholly-owned Subsidiaries who is or becomes a "seller" under the Sale Agreement.

                  "Payment Intangible" means a general intangible under which the account debtor's principal obligation is a monetary obligation.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pension Plan" means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Loan Party could incur liability.

                  "Percentage" means, for each Group on any date of determination, the ratio which the sum of the Commitments for all Liquidity Banks in that Group bears to the Aggregate Commitment.

                  "Permitted Investments" means, on any date, any one or more of the following types of investments provided that they mature on or prior to the next Settlement Date:

                  (a) marketable obligations of the United States of America, the full and timely payment of which are backed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

                  (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States of America and which have a maturity of not more than 270 days from the date of acquisition;

                  (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $50,000,000, the short-term obligations of which are rated at least A-1 by S&P and P-1 by Moody's;

                  (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a),
         (b) and (c) above entered into with any bank of the type described in clause (c) above;

                  (e) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and,

                  (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

                  "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PHI" has the meaning set forth in Section 14.14.

                  "Pooled Commercial Paper" means Commercial Paper Notes of Blue Ridge or Jupiter subject to any particular pooling arrangement by Blue Ridge or Jupiter, as the case may be, but excluding Commercial Paper Notes issued by Blue Ridge or Jupiter, as applicable, for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

                  "Prepayment Notice" has the meaning set forth in Section
1.5(a).

                  "Proceedings" means, collectively, lawsuits, arbitrations, mediations and Congressional or regulatory hearings.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Wachovia as its "prime rate." (The "prime rate" is a rate set by Wachovia based upon various factors including Wachovia's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Wachovia shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Principal Amount" means the actual net cash proceeds received by a Conduit upon issuance by it of a Commercial Paper Note.

                  "Privacy Regulations" has the meaning set forth in Section 14.14.

                  "Program Information" has the meaning set forth in Section
14.8.

                  "Property" of a Person means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

                  "Qualifying Liquidity Bank" means a commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

                  "Quest Diagnostics" has the meaning set forth in the preamble of this Agreement.

                  "Ratable Share" means with respect to any Liquidity Bank, the ratio which its Commitment bears to the Aggregate Commitment.

                  "Rating Agency Condition" means that each of the Conduits has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on such Conduit's Commercial Paper Notes.

                  "Receivable" means any Account arising from the sale of Clinical Laboratory Services by an Originator, including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto, which is sold or contributed to the Borrower under the Sale Agreement; provided, however, that the term "Receivable" shall not include (a) any Excluded JV Receivable, or (b) any Government Receivable except a Specified Government Receivable. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction.

                  "Records" means, collectively, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to any Receivable, Related Asset and/or Obligor, other than (i) any Contract related thereto, and (ii) any confidential patient information including, without limitation, test results.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Regulation T, U or X" means Regulation T, U or X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit for the purpose of purchasing or carrying margin stocks.

                  "Regulatory Change" means any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws, regulations (including Regulation D) or accounting principles or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Liquidity Banks) of or under any United States (federal, state or municipal) or foreign laws, regulations (whether or not having the force of law) or accounting principles by any court, governmental or monetary authority, or accounting board or authority (whether or not part of government) charged with the establishment, interpretation or administration thereof. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a Regulatory Change.

                  "Related Assets" means (a) all rights to, but not any obligations under, all Related Security, (b) all rights, interests and remedies of the Borrower in, to and under the Sale Agreement, including, without limitation, the security interest of the Borrower in the rights to receive payments under the Non-Assignable Contracts, (c) all right, title and interest of the Borrower in and to the Collateral Account (if any) and the balances and instruments from time to time therein, (d) all right, title and interest of the Borrower in and to all Lockboxes and Collection Accounts and all balances and instruments from time to time therein, (e) all of the Borrower's rights to demand and receive payment in respect of any Demand Advances, and (f) all Collections in respect of, and other proceeds of, any Receivables or any of the foregoing.

                  "Related Security" means, with respect to any Receivable, all of the Borrower's right, title and interest in and to: (a) the goods (including returned or repossessed goods), if any, the sale of which by an Originator gave rise to any portion of such Receivable and all insurance contracts with respect thereto; (b) all Records; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Receivable; and (e) all guarantees and other

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


agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Reporting Date" means a Weekly Reporting Date or a Monthly Reporting Date.

                  "Required Amounts" has the meaning set forth in Section 3.2.

                  "Required Day" means, with respect to any event, the Business Day preceding such event by the Required Notice Period.

                  "Required Notice Period" means the number of days required notice set forth below applicable to the aggregate principal reduction indicated below:

                  AGGREGATE REDUCTION                   REQUIRED NOTICE PERIOD
                  -------------------                   ----------------------
           <25% of the Aggregate Commitment                 2 Business Days

          25%-50% of the Aggregate Commitment               5 Business Days

             >50% of Aggregate Commitment                  10 Business Days

                  "Required Reserve" means, on any day during a Settlement Period, an amount equal to the product of (A) the greater of (i) 35% and (ii) at all times while no Missing Information Trigger Event exists and is continuing, the Contraction Reserve, and at all times while a Missing Information Trigger Event exists and is continuing, the sum of the Contraction Reserve, the Interest Reserve and the Servicing Reserve times (B) the Net Pool Balance on such day.

                  "Requirement of Law" means as to any Person, the Organic Documents of such Person, and any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Response Date" has the meaning set forth in Section 1.8.

                  "Review" has the meaning set forth in Section 7.1(c).

                  "Revolving Period" means, as to each Group, the period from and after the date of its initial Advance under this Agreement to but excluding the earlier to occur of (a) the Termination Date, and (b) the last Scheduled Termination Date of any Liquidity Bank in such Group.

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                  "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Sale Agreement" means the Amended and Restated Receivables Sale Agreement dated as of September 30, 2003 between each of the Originators, as a seller and/or contributor, and the Borrower, as purchaser and contributee, as it may be amended, supplemented or otherwise modified in accordance with
Section 7.3(f).

                  "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

                  "Scheduled Termination Date" means, as to each Liquidity Bank, the earlier to occur of April 21, 2004 and the date on which its Liquidity Commitment terminates in accordance with the Liquidity Agreement to which it is a party, in either of the foregoing cases, unless extended by agreement of such Liquidity Bank in accordance with Section 1.8.

                  "SEC" means the Securities and Exchange Commission.

                  "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "Secured Parties" means the Indemnified Parties.

                  "Security Regulations" has the meaning set forth in Section 14.14.

                  "Servicer" has the meaning set forth in the preamble of this Agreement.

                  "Servicer Transfer Event" means the occurrence of any Event of Default.

                  "Servicer's Fee" accrued for any day in a Settlement Period means:

                  (a) an amount equal to (x) 5.0% per annum (or, at any time while Quest Diagnostics is the Servicer, such lesser percentage as may be agreed between the Borrower and the Servicer on an arms' length basis based on then prevailing market terms for similar services), times (y) the aggregate Unpaid Net Balance of the Receivables at the close of business on the first day of such Settlement Period, times (z) 1/360; or

                  (b) on and after the Servicer's reasonable request made at any time when Quest Diagnostics shall no longer be the Servicer, an alternative amount specified by the Servicer not exceeding (x) 110% of the Servicer's costs and expenses of performing its obligations under the Agreement during the Settlement Period when such day occurs, divided by (y) the number of days in such Settlement Period.

                  "Servicing Reserve" means the product of 3.0% and a fraction, the numerator of which is the highest Days Sales Outstanding calculated for each of the most recent 12 calendar months and the denominator of which is 360.

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                  "Settlement Date" means (a) the second Business Day after each
Monthly Reporting Date, (b) such other Business Days as the Co-Agents may specify by written notice to the Lenders, the Borrower and the Servicer, and (c) the Termination Date.

                  "Settlement Period" means: (a) the period from and including the date of the initial Advance to but excluding the next Cut-Off Date; and (b) thereafter, each period from and including a Cut-Off Date to the earlier to occur of the next Cut-Off Date or the Final Payout Date.

                  "Solvent" and "Solvency" means, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

                  "Specified Government Ineligibles" means, on any date of determination, 27% times Client-Billed Receivables for the Reserve Computation as of the last day of the calendar month then most recently ended.

                  "Specified Government Receivable" means a Government Receivable as to which the Obligor is a state or local Governmental Authority (other than a Receivable arising under any state's Medicaid statutes and regulations for services rendered to eligible beneficiaries thereunder).

                  "Subordinated Loan" has the meaning set forth in the Sale Agreement.

                  "Subordinated Note" has the meaning set forth in the Sale Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Successor Notice" has the meaning set forth in Section
8.1(b).

                  "Taxes" means any and all taxes, imposts, duties, charges, fees, levies or other similar charges or assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to

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tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

                  "Termination Date" means the earliest to occur of: (a) the last Scheduled Termination Date of any Liquidity Bank; (b) the date designated by the Borrower as the "Termination Date" on not less than fifteen (15) Business Days' notice to the Co-Agents, provided that on such date the Obligations have been paid in full; (c) the date specified in Section 10.2(a) or (b) (including, without limitation, any such specified date following any Co-Agent's failure to approve a requested waiver hereunder); (d) the 90th day after the Co-Agents receive a copy of any proposed amendment (but not waiver) to the Credit Agreement which does not become an Approved Amendment within 30 days after such date of receipt; and (e) the 90th day after any requested amendment to this Agreement (as opposed to a requested waiver hereunder) is not approved by each Co-Agent within 30 days after receipt of such request (unless such proposed amendment is approved by at least one Co-Agent and the Obligations owing the dissenting Co-Agent(s)'s Group(s) are paid in full on or within 60 days after such 30th day).

                  "Top 10 Obligor" means any of the following and its Affiliates considered as if it and its Affiliates were one and the same entity: (1) United Healthcare, (2) Aetna / US Healthcare / Prudential, (3) Cigna, (4) Independence Blue Cross / Amerihealth, (5) Private Health Care Systems (PHCS), (6) Beech Street, (7) Humana, (8) Anthem Health, (9) Empire BCBS, and (10) BCBS Mass.

                  "Transaction Documents" means this Agreement, the Collection Account Agreements, the Sale Agreement, the Fee Letters, the Subordinated Notes and the other documents to be executed and delivered in connection herewith or therewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

                  "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

                  "Unpaid Net Balance" of any Receivable means at any time (a) the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees, minus (b) Contractual Disallowances.

                  "Usage Fee" has the meaning set forth in each of the Fee Letters.

                  "Wachovia" has the meaning set forth in the preamble of this Agreement.

                  "Wachovia Roles" has the meaning set forth in Section
11.10(a).

                  "Weekly Report" means a report in the form of Exhibit 3.1(b).

                  "Weekly Reporting Date" means, with respect to any week in which Weekly Reports are required to be delivered hereunder by not less than five days' notice to the Servicer from any two (2) of the Co-Agents, the second Monday following the end of each week following the last day of such notice period; provided, however, that if any such Monday is not a Business Day, then the Weekly Reporting Date shall be the next succeeding Business Day.

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                  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                  B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

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